Term Sheet	Public Offering	Prepared: March 15, 2006 Revised: March 17, 2006

Opteum Mortgage Acceptance Corporation,

Asset-Backed Pass-Through Certificates,

Series 2006-1*

Approximate Total Offered Size: $[922,534,000]

Opteum Financial Services, LLC

Seller and Servicer

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

Opteum Mortgage Acceptance Corporation

Depositor

			Ratings	Principal Window
Class	Amount(1)	Interest Type / Class	(S&P / Moody’s)	(Call/Mat)(2)	WAL (Call/Mat)(2)
Class I-APT	$75,000,000	Floating Rate/Senior/Pass-through	AAA/Aaa	1-107 / 1-218	3.22 / 3.45
Class I-A1A	$265,819,000	Floating Rate/Senior/Sequential	AAA/Aaa	1-23 / 1-23	1.00 / 1.00
Class I-A1B	$219,307,000	Floating Rate/Senior/Sequential	AAA/Aaa	23-56 / 23-56	3.00 / 3.00
Class I-A1C1	$145,617,000	Floating Rate/Super Senior/Sequential	AAA/Aaa	56-107 / 56-218	7.13/ 8.06
Class I-A1C2	$16,180,000	Floating Rate/Senior Support /Sequential	AAA/Aaa	56/107 / 56-218
Class II-APT	$20,000,000	Fixed Rate/Senior/Pass-through	AAA/Aaa	1-107 / 1-244
Class II-A1	$101,593,000	Fixed Rate/Super Senior/Pass-through	AAA/Aaa	1-107 / 1-244
Class II-A2	$11,288,000	Fixed Rate/Senior Support/Pass-through	AAA/Aaa	1-107 / 1-244
Class M-1	$14,013,000	Floating Rate/ Mezz	AA+/Aa1	37-107 / 37-165	5.79 / 6.32
Class M-2	$13,079,000	Floating Rate/ Mezz	AA/Aa2	37-107 / 37-156	5.79 / 6.26
Class M-3	$7,474,000	Floating Rate/ Mezz	AA-/Aa3	37-107 / 37-145	5.79 / 6.19
Class M-4	$7,007,000	Floating Rate/ Mezz	A+/A1	37-107 / 37-138	5.79 / 6.12
Class M-5	$6,539,000	Floating Rate/ Mezz	A/A2	37-107 / 37-130	5.79 / 6.02
Class M-6	$5,605,000	Floating Rate/ Mezz	A-/A3	37-107 / 37-121	5.79 / 5.90
Class M-7	$4,671,000	Floating Rate/ Mezz	BBB+/Baa1	37-107 / 37-112	5.72 / 5.73
Class M-8	$4,671,000	Floating Rate/ Mezz	BBB/Baa2	37-102 / 37-102	5.50 / 5.50
Class M-9	$4,671,000	Floating Rate/ Mezz	BBB-/Baa3	37-90 / 37-90	5.21 / 5.21

Non-Offered Certificates

Class M-10	$4,671,000	Floating Rate/Mezz	BB+/Ba1	Not Offered Hereby

(1) Certificate sizes are subject to change (+/- 10%).

(2) Calculated based on the Pricing Speed

*All numbers are preliminary and subject to change.

Transaction Overview:

Co-Lead Managers:	Bear, Stearns & Co. Inc.	Seller and Servicer:	Opteum Financial Services LLC
	UBS Investment Bank	Master Servicer:	Wells Fargo Bank, N.A.
Rating Agencies:	S&P / Moody’s	Subservicer:	Cenlar FSB
Trustee:	HSBC Bank USA, National Association	Expected Pricing Date:	March [17], 2006
Securities Administrator:	Wells Fargo Bank, N.A.	Expected Settlement Date:	March 27, 2006

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Computational Materials Disclaimer

STATEMENT REGARDING FREE WRITING PROSPECTUS

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (FILE NO. 333-120965)(INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

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(1) these materials not constituting an offer (or a solicitation of an offer),

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(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

Structure Summary

Title of Securities:	Opteum Mortgage Acceptance Corporation, Asset-Backed Pass-Through Certificates, Series 2006-1.

Offered Certificates:	The Class I-A, Class II-A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Non-Offered Certificates:	Class M-10, Class C, Class P and Class R Certificates.

Class A Certificates:	Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C1, Class I-A1C2, Class II-APT, Class II-A1, and Class II-A2 Certificates.

Class I-A Certificates:	Class I-APT, Class I-A1A, Class I-A1B, Class I-A1C1, and Class I-A1C2 Certificates.

Class II-A Certificates:	Class II-APT, Class II-A1 and Class II-A2 Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Seller and Servicer:	Opteum Financial Services, LLC.

Master Servicer:	Wells Fargo Bank, N.A.

Subservicer:	Cenlar, FSB.

Depositor:	Opteum Mortgage Acceptance Corporation.

Trustee:	HSBC Bank USA, National Association.

Securities Administrator:	Wells Fargo Bank, N.A.

Swap Counterparty:	[TBD]

Yield Maintenance Counterparty:	[TBD]

LPMI Providers:	United Guaranty and PMI Mortgage Insurance Co.

Closing Date:	On or about March 27, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing April 25, 2006.

Cut-off Date:	March 1, 2006

Record Date:

With respect to the Offered Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Class II-A Certificates, the close of business on the last Business Day of the calendar month preceding such Distribution Date.

Servicing Fee:

The Servicing Fee for the Mortgage Loans will be 0.250% per annum. On and after the first interest rate adjustment date, for any adjustable rate Mortgage Loan, the Servicing Fee will equal 0.375% per annum. The Servicer will also be entitled to any Payment Interest Excess.

Master Servicing Fee:	The Master Servicing Fee for the Mortgage Loans will be 0.0075% per annum.

Administrative Fees:	The related Servicing Fees, Master Servicing Fees and the fee payable for those loans which are covered under the Lender-Paid Mortgage Insurance Policy.

Denomination:	$100,000 and multiples of $1 in excess thereof.

SMMEA Eligibility:	The Class A, Class M-1, Class M-2 and Class M-3 Certificates will be SMMEA eligible

ERISA Eligibility:

The Offered Certificates and the Class II-A Certificates are expected to be eligible for purchase by plans subject to ERISA or Section 4975 of the Code, subject to certain conditions.  Prior to termination of the Supplemental Interest Trust, which receives payments under the swap, such plans may only purchase the Offered Certificates if an investor-based exemption applies.

Tax Status:

One or more REMIC elections will be made with respect to the trust. For federal income tax purposes, the Offered Certificates will represent ownership of REMIC regular interests and the right to certain payments from a reserve fund.

Structure Summary (continued)

Interest Payment Delay:	The Class I-A and Class M Certificates have a 0 day delay. The Class II-A Certificates have a 24 day delay.

Day Count:	The Class I-A and Class M Certificates are Actual/360. The Class II-A Certificates are 30/360.

Accrued Interest:	0 days for the Class I-A and Class M Certificates, which will settle flat. The Class II-A Certificates will settle with 26 days of Accrued Interest.

Mortgage Loans:

The Mortgage Loans will consist of fixed and adjustable rate Mortgage Loans, which accrue interest on a 30/360 basis and are secured by first lien mortgages on one- to four-family properties with an aggregate principal balance as of the Cut-off Date of approximately $[934,211,490.73]. There will be approximately [1,320] fixed rate Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $[420,487,321.26] and approximately [1,737] adjustable rate Mortgage Loans (most of which will have an initial fixed rate period) with an aggregate principal balance as of the Cut-off Date of approximately $[513,724,169.47]. Approximately [68.76]% of the Mortgage Loans are interest only for an initial period. The Mortgage Loans will be divided into two loan groups.

Group I Mortgage Loans:

The Group I Mortgage Loans will consist of fixed and adjustable rate Mortgage Loans, which accrue interest on a 30/360 basis and are secured by first lien mortgages on one- to four-family properties with an aggregate principal balance as of the Cut-off Date of approximately $[788,984,739.17]. There will be approximately [891] fixed rate Group I Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $[275,260,569.70] and approximately [1,737] adjustable rate Group I Mortgage Loans (most of which will have an initial fixed rate period) with an aggregate principal balance as of the Cut-off Date of approximately $[513,724,169.47].

Group II Mortgage Loans:

The Group II Mortgage Loans will consist of fixed rate Mortgage Loans, which accrue interest on a 30/360 basis and are secured by first lien mortgages on one- to four-family properties. There will be approximately [429] Group II Mortgage Loans with an aggregate principal balance as of the Cut-off Date of approximately $[145,226,751.56].

Structure Summary (continued)

Interest Accrual Period:

For all Certificates (other than the Class II-A Certificates) and any Distribution Date, will be the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

For the Class II-A Certificates and any Distribution Date, will be the calendar month preceding such Distribution Date.

Structure:

Y Structure. Class I-A Certificates: Floating Rate Senior Sequential Pass-through backed by the Group I Mortgage Loans. Class II-A Certificates: Fixed Rate Senior Pass-through backed by the Group II Mortgage Loans. Class M: Floating Rate Mezzanine Sequential backed by all of the Mortgage Loans.

Pricing Speed:	4% CPR growing to 18% CPR over 12 months for the fixed rate Mortgage Loans. 4% CPR growing to 30% CPR over 12 months for the adjustable rate Mortgage Loans.

Pass-Through Rate:	The least of (a) 12.00% (only for the Class A Certificates), (b) the related Net WAC Rate and (c) the following:

Class	On or Prior to Optional Termination Date	After Optional Termination Date
Class I-APT	1ml + [ ]	1ml + 2.0x [ ]
Class I-A1A	1ml + [ ]	1ml + 2.0x [ ]
Class I-A1B	1ml + [ ]	1ml + 2.0x [ ]
Class I-A1C1	1ml + [ ]	1ml + 2.0x [ ]
Class I-A1C2	1ml+ [ ]	1ml+ 2.0x [ ]
Class II-APT	[5.75]%	[5.75]%
Class II-A1	[5.75]%	[5.75]%
Class II-A2	[5.75%	[5.75]%
Class M-1	1ml + [ ]	1ml + 1.5x [ ]
Class M-2	1ml + [ ]	1ml + 1.5x [ ]
Class M-3	1ml + [ ]	1ml + 1.5x [ ]
Class M-4	1ml + [ ]	1ml + 1.5x [ ]
Class M-5	1ml + [ ]	1ml + 1.5x [ ]
Class M-6	1ml + [ ]	1ml + 1.5x [ ]
Class M-7	1ml + [ ]	1ml + 1.5x [ ]
Class M-8	1ml + [ ]	1ml + 1.5x [ ]
Class M-9	1ml + [ ]	1ml + 1.5x [ ]
Class M-10	1ml + [ ]	1ml + 1.5x [ ]

Structure Summary (continued)

Class I-A Net WAC Rate:

The weighted average of the Mortgage Rates on the Group I Mortgage Loans as of the beginning of the related mortgage due period minus the aggregate Administrative Fees adjusted for any Net Swap Payments out of the trust. The Class I-A Net WAC Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period.

Class II-A Net WAC Rate:	The weighted average of the Mortgage Rates on the Group II Mortgage Loans as of the beginning of the related mortgage due period minus the aggregate Administrative Fees.

Class M Net WAC Rate:

An amount equal to (x)

(i)          the Class I-A Net WAC Rate times

(a)          the balance of the Group I Mortgage Loans minus

(b)          the Class I-A Certificate balance, plus

(ii)         the Class II-A Net WAC Rate times

(a)          the balance of the Group II Mortgage Loans, minus

(b)          the Class II-A Certificate balance

divided by the sum of (y)

(i)          the balance of the Group I Mortgage Loans minus the Class I-A Certificate balance, and

(ii)         the balance of the Group II Mortgage Loans, minus the Class II-A Certificate balance

The Class II-A Net WAC Rate is subject to an adjustment based on the actual number of days that have elapsed in the Interest Accrual Period for purposes of calculating the Class M Net WAC Rate.

Available Distribution Amount:

For any Distribution Date and each loan group, an amount generally equal to the sum of (1) the aggregate amount of scheduled payments on the related Mortgage Loans received or advanced that were due during the related due period and (2) any unscheduled payments and receipts, including mortgagor prepayments on such related Mortgage Loans, insurance proceeds and liquidation proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Trustee, the Securities Administrator, the Master Servicer, the Servicer, the Custodian and the Subservicer and reduced by Servicing Fees, and any amounts in respect of primary mortgage insurance premiums.

Interest Distributions on the Class A Certificates and Class M Certificates

On each Distribution Date, the Securities Administrator shall withdraw from the Certificate Account that portion of the Available Distribution Amount after taking into account Net Swap Payments made to the Swap Counterparty for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and shall pay such amount in the following amounts and order of priority:

(i)          first, to each class of Class A Certificates, from their respective groups, the accrued interest thereon and any Interest Carry Forward Amount for that class, concurrently on a pro rata basis based on the respective amounts of interest accrued up to the related Pass-through Rate on such class of Class A Certificates for such Distribution Date less any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Distribution Date;
and

(ii)          second, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the accrued interest up to the related Pass-through Rate for that class for such Distribution Date.

Structure Summary (continued)
Principal Payments for Class A Certificates:

Prior to the Stepdown Date, the Class A Certificates will receive all principal collected on the related Mortgage Loans unless the related Class A Certificate balance has been reduced to zero.

The Class I-A Certificates will receive the Class I-A Principal Distribution Amount, which will be allocated, on a pro rata basis, between (a) the Class I-APT Certificates and (b) the Class I-A-1A, Class I-A1B and Class I-A1C Certificates.  The Class I-A-1A, Class I-A1B and Class I-A1C Certificates will be paid principal sequentially, in that order.  The Class I-A1C1 and Class I-A-1C2 Certificates will be paid principal allocable to Class I-A1C Certificates, in aggregate, on a pro rata basis.

The Class II-APT, Class II-A1 and Class II-A2 Certificates will receive the Class II-A Principal Distribution Amount on a pro rata basis.

The Class II-A1 and Class II-A2 Certificates will be paid principal allocable to Class I-A1C Certificates, in aggregate, on a pro rata basis.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal paid to the Class A Certificates will be an amount such that the Class A Certificates will have approximately [17.00]% of the current balance of the Mortgage Loans as credit enhancement (which is approximately 2x the initial Senior Enhancement Percentage).

Principal Payments for Class M Certificates:

The Class M Certificates will receive no principal payments before the Stepdown Date, unless the Class A Certificates are paid to zero. On or after the Stepdown Date and assuming no Trigger Event is in effect, principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Optional Termination:

The Servicer will have the right to purchase all of the Mortgage Loans and REO properties in the mortgage pool once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Interest Carry Forward Amount:

For any Distribution Date and any Class A or Class M Certificates, the sum of:

(i)          the excess, if any, of the interest accrued at the related Pass-Through Rate and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(ii)         interest on such excess at the applicable Pass-Through Rate.

Basis Risk Shortfall Carry-Forward Amount:

For any Distribution Date and any Class A or Class M Certificates, the sum of

(i)          the excess, if any, of

(a)  the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the related Net WAC Rate, over

(b)  the amount of interest such class of Certificates accrued for such Distribution Date at the Pass-Through Rate for such Distribution Date,

(ii)         the unpaid portion of any such amounts from the prior Distribution Date and

(iii)         accrued interest on the amounts described in clause (ii) at the then applicable Pass-Through Rate.

The ratings on each class of Certificates do not address the likelihood of the payment of any Basis Risk Shortfall Carry-Forward Amount.

Structure Summary (continued)

Excess Interest:

Interest generated on the Mortgage Loans (net of the Administrative Fees and Net Swap Payments to the Swap Counterparty) is expected to be more than the interest required to be distributed on the Class A Certificates and Class M Certificates, resulting in Excess Interest. Excess Interest to the extent it is not used for other required purposes, including to cover interest shortfalls on the Class A and Class M Certificates, to reimburse the certificates for present and past realized losses, to pay any Basis Risk Shortfall Carry-Forward Amounts, to fund any Overcollateralization Increase Amount or to pay the Swap Counterparty any Swap Termination Payment will be distributable to the Class C Certificates.

Senior Enhancement Percentage:

For any Distribution Date, is the percentage obtained by dividing

(i)            the sum of:

(a)  the aggregate Certificate Principal Balance of the Class M Certificates, before taking into account the distribution of the Principal Distribution Amount on such Distribution Date, and

(b)  the Overcollateralization Amount; by

(ii)           the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period.

Principal Remittance Amount:

With respect to any Distribution Date, the amount equal to the sum (net of certain amounts, including amounts reimbursable therefrom to the Master Servicer and the Servicer) of the following amounts with respect to the related Mortgage Loans and the immediately preceding Due Period:

(i)          each scheduled payment of principal on a mortgage loan due during the related Due Period if received or advanced,

(ii)         all unscheduled collections including full and partial principal prepayments received during the previous calendar month, and

(iii)        the principal portion of all proceeds received with respect to the repurchase of Mortgage Loans during the preceding calendar month.

Principal Distribution Amount:

On any Distribution Date, the lesser of

(i)          the outstanding principal balance of the Class A and Class M Certificates and

(ii)         the sum of

(a)  the Principal Remittance Amount minus (1) any Net Swap Payments or swap termination payment due to the Swap Counterparty (other than any amounts payable in the case of a Swap Provider Trigger Event) remaining unpaid (after application of interest collections used for this purpose on such Distribution Date), and (2) any Overcollateralization Release Amount, and

(b)  any Excess Interest or Net Swap Payments or swap termination payment due to the trust allocable to principal in order to build or maintain the Overcollateralization Target Amount.

Structure Summary (continued)

Class A Principal Distribution Amount:

With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Distribution Amount. With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of

(i)          the Principal Distribution Amount and

(ii)         the excess, if any, of the outstanding principal balance of the Class A Certificates over the lesser of

(a)  approximately [83.00]% times the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and

(b)  the excess of the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period over approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Class I-A Principal Distribution Amount:

On any Distribution Date

(i)          prior to the Stepdown Date or on which a Trigger Event is in effect,

(a)  the Principal Distribution Amount multiplied by

(b)  a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that Distribution Date and the denominator of which the is Principal Remittance Amount for all of the Mortgage Loans for that Distribution Date and

(ii)         on or after the Stepdown Date and on which a Trigger Event is not in effect,

(a)  the Class A Principal Distribution Amount multiplied by

(b)  a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group I Loans for that Distribution Date and the denominator of which the is Principal Remittance Amount for all of the Mortgage Loans for that Distribution Date.

Class II-A Principal Distribution Amount:

On any Distribution Date

(i)            prior to the Stepdown Date or on which a Trigger Event is in effect,

(a)  the Principal Distribution Amount multiplied by

(b)  a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that Distribution Date and the denominator of which the is Principal Remittance Amount for all of the Mortgage Loans for that Distribution Date and

(ii)           on or after the Stepdown Date and on which a Trigger Event is not in effect,

(a)  the Class A Principal Distribution Amount multiplied by

(b)  a fraction, the numerator of which is the portion of the Principal Remittance Amount related to the Group II Loans for that Distribution Date and the denominator of which the is Principal Remittance Amount for all of the Mortgage Loans for that Distribution Date.

Structure Summary (continued)

Class M Principal Distribution Amount:

The Class M Certificates will not receive any principal payments until the Stepdown Date unless the Class A Certificates are paid to zero. In such case, the Class M Certificates will receive the remaining Principal Distribution Amount, sequentially in order of seniority until the certificate principal balance of each such class is reduced to zero. On or after the Stepdown Date (provided no Trigger Event is in effect), principal will be paid on the Class M Certificates, as follows:

(i)          First, to the Class M-1 Certificates until approximately a [14.00]% Credit Enhancement Percentage is reached (based on 2x the Class M-1 Initial Credit Enhancement Percentage),

(ii)         Then to the Class M-2 Certificates until approximately a [11.20]% Credit Enhancement Percentage is reached (based on 2x the Class M-2 Initial Credit Enhancement Percentage),

(iii)        Then to the Class M-3 Certificates, until approximately a [9.60]% Credit Enhancement Percentage is reached (based on 2x the Class M-3 Initial Credit Enhancement Percentage),

(iv)        Then to the Class M-4 Certificates, until approximately a [8.10]% Credit Enhancement Percentage is reached (based on 2x the Class M-4 Initial Credit Enhancement Percentage),

(v)          Then to the Class M-5 Certificates, until approximately a [6.70]% Credit Enhancement Percentage is reached (based on 2x the Class M-5 Initial Credit Enhancement Percentage),

(vi)        Then to the Class M-6 Certificates, until approximately a [5.50]% Credit Enhancement Percentage is reached (based on 2x the Class M-6 Initial Credit Enhancement Percentage),

(vii)       Then to the Class M-7 Certificates, until approximately a [4.50]% Credit Enhancement Percentage is reached (based on 2x the Class M-7 Initial Credit Enhancement Percentage),

(viii)      Then to the Class M-8 Certificates, until approximately a [3.50]% Credit Enhancement Percentage is reached (based on 2x the Class M-8 Initial Credit Enhancement Percentage),

(ix)        Then to the Class M-9 Certificates, until approximately a [2.50]% Credit Enhancement Percentage is reached (based on 2x the Class M-9 Initial Credit Enhancement Percentage),

(x)         Then to the Class M-10 Certificates, until approximately a [1.50]% Credit Enhancement Percentage is reached (based on 2x the Class M-10 Initial Credit Enhancement Percentage),

Credit Enhancement Percentage is the percentage obtained by dividing

(i)         the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority (including the overcollateralization amount) by

(ii)        the aggregate principal balance of the Mortgage Loans.

Structure Summary (continued)

Credit Enhancement:

Credit Enhancement will be provided by:

•     monthly Excess Interest

•     Overcollateralization

•     Subordination

•  Class A Certificates are senior to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

•  Class M Certificates with a higher numerical designation are subordinate to those Class M Certificates with a lower numerical designation

Initial Credit Support*		On or After Stepdown Date**
Class	Percentage	Class	Percentage
Class A	[8.50]%	Class A	[17.00]%
Class M-1	[7.00]%	Class M-1	[14.00]%
Class M-2	[5.60]%	Class M-2	[11.20]%
Class M-3	[4.80]%	Class M-3	[9.60]%
Class M-4	[4.05]%	Class M-4	[8.10]%
Class M-5	[3.35]%	Class M-5	[6.70]%
Class M-6	[2.75]%	Class M-6	[5.50]%
Class M-7	[2.25]%	Class M-7	[4.50]%
Class M-8	[1.75]%	Class M-8	[3.50]%
Class M-9	[1.25]%	Class M-9	[2.50]%
Class M-10	[0.75]%	Class M-10	[1.50]%

*	Approximate.
**	Targeted.

Structure Summary (continued)

Excess Cashflow:

On Each Distribution Date, monthly Excess Interest for each loan group will be distributed in the following order of priority (prior to the application of any proceeds received from the Swap Agreement):

(i)          first, to the Class A Certificates and Class M Certificates, an amount equal to any Overcollateralization Increase Amount payable as part of the Principal Distribution Amount;

(ii)         second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Interest Carry Forward Amount for such class or classes;

(iii)        third, pro-rata to the Class A Certificates and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to any Allocated Realized Loss Amount for such class or classes;

(iv)        fourth, to pay the Basis Risk Shortfall Carry-Forward Amounts to the Class A Certificates and Class M Certificates as follows: first, to the Class A Certificates, on a pro rata basis, based on the Basis Risk Shortfall Carry-Forward Amounts of each such class of Certificates, and second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Basis Risk Shortfall Carry-Forward Amount for such class or classes remaining unpaid on such Distribution Date;

(v)          fifth, to the Supplemental Interest Trust for payment to the Swap Provider, any Swap Termination Payments owed to the Swap Provider due to a Swap Provider Trigger Event not previously paid; and

(vi)        sixth, to the holders of the Class C, Class P and Class R Certificates as provided in the Pooling and Servicing Agreement

Overcollateralization Amount:

With respect to any Distribution Date, the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period less the aggregate Certificate Principal Balance of the Class A and Class M Certificates (after taking into account all distributions of principal on such Distribution Date).

Overcollateralization Increase Amount:

As of any Distribution Date, the excess, if any, of:

(i)          the Overcollateralization Target Amount for such Distribution Date, over

(ii)         the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date.

Overcollateralization Target Amount:

As of any Distribution Date, (a) prior to the Stepdown Date, 0.75% of the principal balance of the Mortgage Loans as of the Cut-off Date, (b) on or after the Stepdown Date, if a Trigger Event is not in effect, the greater of (i) 1.50% of the then current principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateraliztion Target Amount for the immediately preceding Distribution Date.

Structure Summary (continued)

Overcollateralization Release Amount:

As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(i)          the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over

(ii)         the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Floor Amount:	An amount equal to approximately 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.

Stepdown Date:	The later to occur of: (i) the Distribution Date in April 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage equals or exceeds approximately [17.00]%.

Trigger Event:

On a Distribution Date, a Trigger Event will have occurred if:

(i)          the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the outstanding balance of the Mortgage Loans exceeds the applicable percentages set forth below with respect to such Distribution Date, or

Distribution Date	Percentage
[April 2009 to March 2010]	[0.80%]
[April 2010 to March 2011]	[1.25%]
[April 2011 to March 2012]	[1.60%]
[April 2012 and thereafter]	[1.85%]

(ii)	If the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds [35%] of the Senior Enhancement Percentage.

Structure Summary (continued)
Allocation of Losses:

Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Excess Cashflow, second, to the Class C Certificates by a reduction in the Overcollateralization Amount, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates.

After the aggregate Certificate Principal Balance of the Class M Certificates is reduced to zero any additional losses will be allocated to the related Class A certificates. Losses will be allocated pro rata among the Class I-APT, Class I-A1A, Class I-A1B and Class I-AIC Certificates.  Any losses allocated to the Class I-AIC Certificates will be applied, first, to the Class I-AIC2 Certificates, until reduced to zero, and then to the Class I-AC1 Certificates, until reduced to zero.

Losses will be allocated pro rata among the Class II-A Certificates.  Any losses allocated to the Class II-A-1 Certificates and Class II-A2 Certificates will be applied, first, to the Class II-A2 Certificates, until reduced to zero, and then to the Class II-A1 Certificates, until reduced to zero.

Once Realized Losses are allocated to the Class A Certificates and Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class A Certificates and Class M Certificates may be distributed to the holders of those certificates from Excess Interest and Net Swap Payments to the trust (the “Applied Realized Loss Amount”), sequentially.

Advances:

The Servicer is required to advance scheduled principal and interest (net of the Servicing Fee) for any delinquent Mortgage Loan. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan. If the Servicer fails to make any such advance, the Master Servicer will advance any remaining amounts of scheduled principal and interest for any delinquent Mortgage Loan (net of the Master Servicing Fee). The Servicer and Master Servicer, as applicable, are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Prepayment Interest Excess:

With respect to any Distribution Date, amounts in respect of interest paid on full principal prepayments on the Mortgage Loans received during the related Prepayment Period from the related Due Date to the end of such Prepayment Period.

Prepayment Interest Shortfall:

With respect to any Distribution Date, the aggregate shortfall, if any, in (i) collections of interest resulting from full principal prepayments on the Mortgage Loans received during the related Prepayment Period, prior to the Due Date in such Prepayment Period and (ii) collections of interest resulting from partial principal prepayments on the Mortgage Loans received during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the Due Date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor.

Compensating Interest:	The Servicer is obligated to pay any Prepayment Interest Shortfall on any Distribution Date to the extent of its Servicing Fee for such Distribution Date. Such amount is the Compensating Interest.

Prepayment Period:

With respect to each Distribution Date and any full principal prepayments on the Mortgage Loans, the 16th of the calendar month immediately preceding the month in which the related Distribution Date occurs (or with respect to the first Distribution Date, the period from March 1, 2006) to the 15th of the calendar month in which the related Distribution Date occurs.

Yield Maintenance Agreement

Yield Maintenance Agreement:

The Class A Certificates and Class M Certificates will benefit from a Yield Maintenance Agreement, the payments on which will be available to, among other things, mitigate Basis Risk Shortfalls. The Yield Maintenance Agreement will not guarantee that any of the Class I-A and Class M Certificates will receive interest at a pass-through rate based upon One-Month LIBOR plus the applicable margin on any Distribution Date. The related Yield Maintenance Agreement will terminate after the Distribution Date in [February 2015]. The Yield Maintenance Agreement Provider will be obligated to make a payment on each such Distribution Date equal to the product of (x) the excess, if any, of One-Month LIBOR as determined pursuant to the Yield Maintenance Agreement over the strike rate set forth below, (y) a notional amount for such Distribution Date equal to the greater of (a) $0 and (b) the lesser of (i) the aggregate certificate principal balance of the Class I-A and Class M Certificates immediately preceding such Distribution Date minus the related swap agreement notional amount for such Distribution Date and (ii) the related notional amount set forth below, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Yield Maintenance Agreement, and the denominator of which is 360.

It is anticipated that the related yield maintenance agreement will include the following terms:

Yield Maintenance Agreement (continued)

Period	Notional Amount	Strike Rate	Period	Notional Amount	Strike Rate	Period	Notional Amount	Rate
1	10,688,733	5.99	40	195,324,034	6.34	79	161,360,657	6.37
2	14,507,099	5.99	41	193,359,388	6.34	80	158,256,928	6.37
3	19,140,736	5.99	42	191,367,337	6.33	81	155,219,604	6.36
4	24,578,412	5.98	43	189,351,557	6.32	82	152,247,023	6.36
5	30,798,424	5.98	44	187,315,496	6.31	83	149,337,594	6.36
6	37,768,205	5.98	45	185,262,388	6.31	84	146,489,767	6.35
7	45,444,044	5.98	46	183,195,244	6.30	85	143,702,035	6.35
8	53,771,011	5.98	47	181,116,882	6.30	86	140,972,931	6.34
9	62,682,537	5.98	48	179,029,935	6.29	87	138,301,028	6.33
10	72,051,648	5.97	49	176,936,858	6.29	88	135,684,936	6.33
11	81,185,577	5.97	50	174,839,941	6.29	89	133,123,304	6.32
12	89,649,021	5.97	51	172,741,315	6.28	90	130,614,815	6.31
13	97,479,685	5.96	52	170,642,964	6.28	91	128,158,189	6.32
14	104,713,302	5.95	53	168,546,732	6.26	92	125,752,179	6.31
15	111,383,736	5.96	54	166,454,330	6.26	93	123,395,572	6.31
16	117,523,074	5.95	55	164,367,346	6.25	94	121,087,186	6.30
17	123,161,721	5.94	56	162,287,250	6.25	95	118,825,871	6.30
18	128,328,477	5.94	57	160,215,311	6.24	96	116,610,508	6.30
19	133,050,629	5.94	58	158,152,078	6.32	97	114,440,007	6.29
20	137,354,019	5.93	59	156,059,767	6.46	98	112,313,308	6.28
21	141,263,140	5.94	60	153,934,467	6.46	99	110,229,376	6.28
22	144,801,216	6.35	61	171,774,360	6.45	100	108,187,206	6.28
23	147,992,378	6.34	62	168,707,532	6.45	101	106,185,819	6.27
24	150,855,226	6.33	63	165,704,182	6.44	102	104,224,260	6.27
25	205,801,412	6.33	64	162,762,713	6.44	103	102,301,601	6.26
26	205,513,331	6.31	65	159,881,574	6.44	104	100,416,937	6.26
27	205,077,068	6.31	66	157,059,257	6.44	105	98,569,388	6.25
28	204,503,245	6.34	67	154,294,297	6.43	106	96,758,095	6.24
29	203,802,377	6.33	68	151,585,271	6.42	107	94,982,223	6.24
30	202,983,348	6.33	69	148,930,796	6.42
31	202,055,052	6.31	70	146,329,527	6.42
32	201,025,872	6.31	71	143,780,159	6.42
33	199,903,717	6.31	72	141,281,421	6.41
34	198,696,015	6.34	73	181,474,554	6.41
35	197,409,904	6.36	74	177,935,540	6.40
36	196,051,932	6.35	75	174,473,726	6.39
37	200,992,515	6.35	76	171,087,182	6.39
38	199,155,162	6.34	77	167,774,032	6.38
39	197,257,368	6.34	78	164,532,449	6.38

Yield Maintenance Payments:

The amounts paid by the trust to the Supplemental Interest Trust as described above, and amounts paid by the Yield Maintenance Counterparty to the Supplemental Interest Trust under the Yield Maintenance Agreement, will be deposited into a reserve account (the "Derivative Account").

The amounts paid by the Yield Maintenance Counterparty to the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority, in each case to the extent not covered by the Excess Cashflow on that Distribution Date:

(i)          first to the Class I-A Certificates, on a pro rata basis based on the remaining Basis Risk Shortfall Carry-Forward Amounts, any Basis Risk Shortfall Carry-Forward Amount, as applicable, for such Distribution Date and second, sequentially to the Class M Certificates, in order of priority, any Basis Risk Shortfall Carry-Forward Amount for such Distribution Date;

(ii)         to the parties named in the Pooling and Servicing Agreement, any remaining amounts.

Swap Agreement

Swap Agreement:

On the Closing Date, the Trustee on behalf of a separate trust created under the Pooling and Servicing Agreement (the “Supplemental Interest Trust”) will enter into a Swap Agreement with [TBD] (the “Swap Counterparty”) for the benefit of the Class I-A, the Class II-A (to the extent of payments thereon to meet the Overcollateralization Target Amount) and Class M Certificates. The initial notional amount of the Swap Agreement will be approximately $[783,416,267]. Under the Swap Agreement, on each Distribution Date until the swap is retired

(i)          the Supplemental Interest Trust shall be obligated to pay the Swap Counterparty an amount equal to [ 5.20 ]% per annum on a notional balance equal to the swap notional amount for such Distribution Date set forth in the schedule on the following page, the “Notional Balance”) and

(ii)         the Supplemental Interest Trust will be entitled to receive from the Swap Counterparty an amount equal to One-Month LIBOR (as determined pursuant to the Swap Agreement) on the Notional Balance, in each case accrued during the related swap accrual period.

On each such Distribution Date, only the net amount of the two obligations above (the “Net Swap Payment”) will be paid by the appropriate party. Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. On each Distribution Date on which the Supplemental Interest Trust is required to make a Net Swap Payment to the Swap Counterparty, the trust will be obligated to make a payment to the Supplemental Interest Trust in the same amount, which payment shall be paid prior to all distributions to Certificateholders. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment to the Swap Counterparty, the trust will be obligated to make a payment to the Supplemental Interest Trust in the same amount. If the Swap Termination Payment is not due to a Swap Provider Trigger Event, the trust's payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to all distributions to Certificateholders. If the Swap Termination Payment is due to a Swap Provider Trigger Event, such payment will be made subordinate to distributions to all Certificates other than the Class C Certificates.

Shown below is the aggregate swap notional amount schedule, which generally has been derived (in reference to the Group I Mortgage Loans) by adding

(i)             for the fixed rate collateral, a notional balance corresponding to 1.5 times the Pricing Speed and

(ii)            for the adjustable rate collateral

(a) during the respective fixed rate period, a notional balance corresponding to 1.5 times the Pricing Speed and

(b)  during the respective adjustable rate period, zero.

Swap Agreement (continued)

Swap Agreement Notional Balance Schedule

Period	Notional Balance ($)	Period	Notional Balance ($)
1	783,416,267	37	178,661,290
2	773,491,836	38	172,457,235
3	761,451,476	39	166,488,598
4	747,315,072	40	160,745,686
5	731,120,195	41	155,219,235
6	712,922,641	42	149,900,382
7	692,796,756	43	144,780,654
8	670,835,526	44	139,851,945
9	647,154,741	45	135,106,504
10	621,998,049	46	130,536,914
11	596,878,883	47	126,136,082
12	572,845,313	48	121,897,218
13	549,848,124	49	117,813,827
14	527,840,405	50	113,879,694
15	506,777,430	51	110,088,870
16	486,616,564	52	106,435,659
17	467,317,154	53	102,914,611
18	448,840,444	54	99,520,506
19	431,149,477	55	96,248,348
20	414,209,017	56	93,093,352
21	397,985,460	57	90,050,936
22	382,446,908	58	87,116,656
23	367,567,668	59	84,286,300
24	353,313,096	60	81,555,878
25	287,263,424	61	58,970,929
26	276,728,377	62	57,400,522
27	266,614,213	63	55,871,687
28	256,902,882	64	54,383,329
29	247,577,151	65	52,934,381
30	238,620,561	66	51,523,805
31	230,017,392	67	50,150,588
32	221,752,634	68	48,813,747
33	213,811,956	69	47,512,323
34	206,181,648	70	46,245,380
35	198,848,780	71	45,012,011
36	191,800,781	72	43,811,330

Swap and Yield Maintenance Agreements

Swap Payments:

The amounts paid by the trust to the Supplemental Interest Trust as described above, and amounts paid by the Swap Counterparty to the Supplemental Interest Trust under the Swap Agreement, will be deposited into a reserve account (the "Derivative Account").

The amounts paid by the trust to the Supplemental Interest Trust will be distributed to the Swap Counterparty on each Distribution Date in the following order of priority:

(i)          to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty under the Swap Agreement for such Distribution Date; and

(ii)         to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty under the Swap Agreement.

The amounts paid by the Swap Counterparty to the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority, in each case to the extent not covered by the Excess Cashflow on that Distribution Date:

(i)          to the holders of the Class I-A Certificates, on a pro rata basis, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Realized Losses allocated to such Certificates on such Distribution Date;

(ii)         to pay, first to the Class I-A Certificates, on a pro rata basis based on the remaining Basis Risk Shortfall Carry-Forward Amounts, any Basis Risk Shortfall Carry-Forward Amount, to the extent not covered by the Yield Maintenance Agreement, as applicable, for such Distribution Date and second, sequentially to the Class M Certificates, in order of priority, any Basis Risk Shortfall Carry-Forward Amount for such Distribution Date;

(iii)        to the holders of the Class M Certificates, in order of priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Realized Losses allocated to such Certificates on such Distribution Date;

(iv)        to pay the holder of the Class I-A Certificates pro-rata and then to the Class M Certificates, in order of priority, the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed;

(v)          distribution of additional principal to the certificates, as part of the Principal Distribution Amount until the required level of Overcollateralization Target Amount is reached, but only to the extent of the principal portion of Realized Losses for such Distribution Date or prior Distribution Dates; and

(vi)        to the parties named in the Pooling and Servicing Agreement, any remaining amounts.

Swap Provider Trigger Event:

A "Swap Provider Trigger Event" shall mean:

(i)          an Event of Default under the Swap Agreement with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement) or

(ii)         a Termination Event (including an Additional Termination Event) under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement).

Sensitivity Analysis – To 10% Optional Termination

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-APT
Avg. Life (yrs)	20.96	6.23	3.21	2.07	1.45
Window (mo)	343	199	107	69	49
Expected Final Mat.	1-343	1-199	1-107	1-69	1-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1A
Avg. Life (yrs)	14.65	1.82	1.00	0.72	0.57
Window (mo)	244	44	23	15	12
Expected Final Mat.	1-244	1—44	1-23	1-15	1-12

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1B
Avg. Life (yrs)	23.47	6.03	3.00	1.91	1.40
Window (mo)	74	71	34	19	13
Expected Final Mat.	244-317	44-114	23-56	15-33	12-24

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1C1
Avg. Life (yrs)	27.93	13.76	7.13	4.49	2.93
Window (mo)	27	86	52	37	26
Expected Final Mat.	317-343	114-199	56-107	33-69	24-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1C2
Avg. Life (yrs)	27.93	13.76	7.13	4.49	2.93
Window (mo)	27	86	52	37	26
Expected Final Mat.	317-343	114-199	56-107	33-69	24-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-APT
Avg. Life (yrs)	19.58	7.76	4.18	2.77	1.99
Window (mo)	343	199	107	69	49
Expected Final Mat.	1-343	1-199	1-107	1-69	1-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-A1
Avg. Life (yrs)	19.58	7.76	4.18	2.77	1.99
Window (mo)	343	199	107	69	49
Expected Final Mat.	1-343	1-199	1-107	1-69	1-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-A2
Avg. Life (yrs)	19.56	7.76	4.18	2.77	1.99
Window (mo)	343	199	107	69	49
Expected Final Mat.	1-343	1-199	1-107	1-69	1-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-1
Avg. Life (yrs)	26.38	11.18	5.79	4.14	3.83
Window (mo)	72	134	71	30	6
Expected Final Mat.	272-343	66-199	37-107	40-69	44-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-2
Avg. Life (yrs)	26.38	11.18	5.79	4.10	3.69
Window (mo)	72	134	71	31	8
Expected Final Mat.	272-343	66-199	37-107	39-69	42-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-3
Avg. Life (yrs)	26.38	11.18	5.79	4.09	3.60
Window (mo)	72	134	71	31	9
Expected Final Mat.	272-343	66-199	37-107	39-69	41-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-4
Avg. Life (yrs)	26.38	11.18	5.79	4.06	3.55
Window (mo)	72	134	71	32	10
Expected Final Mat.	272-343	66-199	37-107	38-69	40-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-5
Avg. Life (yrs)	26.38	11.18	5.79	4.05	3.51
Window (mo)	72	134	71	32	11
Expected Final Mat.	272-343	66-199	37-107	38-69	39-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-6
Avg. Life (yrs)	26.38	11.18	5.79	4.05	3.45
Window (mo)	72	134	71	32	11
Expected Final Mat.	272-373	66-199	37-107	38-69	39-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-7
Avg. Life (yrs)	26.38	11.15	5.77	4.02	3.43
Window (mo)	72	134	71	33	12
Expected Final Mat.	272-343	66-199	37-107	37-69	38-49

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-8
Avg. Life (yrs)	26.31	10.87	5.58	3.88	3.30
Window (mo)	71	127	66	29	9
Expected Final Mat.	272-342	66-192	37-102	37-65	38-46

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-9
Avg. Life (yrs)	26.15	10.32	5.25	3.66	3.17
Window (mo)	66	107	54	22	5
Expected Final Mat.	272-337	66-172	37-90	37-58	37-41

Sensitivity Analysis – To Maturity

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-APT
Avg. Life (yrs)	21.03	6.57	3.44	2.21	1.53
Window (mo)	358	326	218	143	95
Expected Final Mat.	1-358	1-326	1-218	1-142	1-95

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1A
Avg. Life (yrs)	14.65	1.82	1.00	0.72	0.57
Window (mo)	244	44	23	15	12
Expected Final Mat.	1-244	1-44	1-23	1-15	1-12

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1B
Avg. Life (yrs)	23.47	6.03	3.00	1.91	1.40
Window (mo)	74	71	34	19	13
Expected Final Mat.	244-317	44-114	23-56	15-33	12-24

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1C1
Avg. Life (yrs)	28.19	15.09	8.06	5.08	3.29
Window (mo)	42	213	163	110	72
Expected Final Mat.	317-358	114-326	56-218	33-142	24-95

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class I-A1C2
Avg. Life (yrs)	28.19	15.09	8.06	5.08	3.29
Window (mo)	42	213	163	111	72
Expected Final Mat.	317-358	114-326	56-218	33-142	24-95

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-APT
Avg. Life (yrs)	19.61	8.61	4.96	3.37	2.52
Window (mo)	356	336	244	168	122
Expected Final Mat.	1-356	1-336	1-244	1-168	1-122

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-A1
Avg. Life (yrs)	19.61	8.61	4.96	3.37	2.52
Window (mo)	356	336	244	168	122
Expected Final Mat.	1-356	1-336	1-244	1-168	1-122

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class II-A2
Avg. Life (yrs)	19.61	8.61	4.96	3.37	2.52
Window (mo)	356	336	244	168	122
Expected Final Mat.	1-356	1-336	1-244	1-168	1-122

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-1
Avg. Life (yrs)	26.50	11.93	6.32	4.49	4.08
Window (mo)	83	211	128	69	34
Expected Final Mat.	272-354	66-276	37-164	40-108	44-77

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-2
Avg. Life (yrs)	26.49	11.85	6.26	4.42	3.92
Window (mo)	82	202	120	64	32
Expected Final Mat.	272-353	66-267	37-156	39-102	42-73

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-3
Avg. Life (yrs)	26.48	11.78	6.20	4.36	3.79
Window (mo)	81	189	109	56	27
Expected Final Mat.	272-352	66-254	37-145	39-94	41-67

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-4
Avg. Life (yrs)	26.47	11.69	6.13	4.29	3.71
Window (mo)	80	179	102	52	25
Expected Final Mat.	272-351	66-244	37-138	38-89	40-64

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-5
Avg. Life (yrs)	26.46	11.57	6.05	4.21	3.62
Window (mo)	78	168	94	47	22
Expected Final Mat.	272-349	66-233	37-130	38-84	39-60

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-6
Avg. Life (yrs)	26.43	11.40	5.93	4.14	3.51
Window (mo)	76	155	85	41	17
Expected Final Mat.	272-347	66-220	37-121	38-78	39-55

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-7
Avg. Life (yrs)	26.39	11.18	5.79	4.03	3.43
Window (mo)	74	141	76	36	14
Expected Final Mat.	272-345	66-206	37-112	37-72	38-51

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-8
Avg. Life (yrs)	26.31	10.87	5.58	3.88	3.30
Window (mo)	71	127	66	29	9
Expected Final Mat.	272-342	66-192	37-102	37-65	38-46

Percent of Pricing Speed	0%	50%	100%	150%	200%

Class M-9
Avg. Life (yrs)	26.15	10.32	5.25	3.66	3.17
Window (mo)	66	107	54	22	5
Expected Final Mat.	272-337	66-172	37-90	37-58	37-41

Available Funds Cap - Indices @ 20%
Pd	Class I-A	Class II-A	Class M	Pd	Class I-A	Class II-A	Class M	Pd	Class I-A	Class II-A	Class M
	AFC (%)	AFC (%)	AFC (%)		AFC (%)	AFC (%)	AFC (%)		AFC (%)	AFC (%)	AFC (%)
1	5.92	5.87	5.95	37	21.35	5.87	18.92	73	21.67	5.87	19.26
2	21.09	5.87	18.73	38	21.47	5.87	19.03	74	21.92	5.87	19.51
3	21.06	5.87	18.67	39	21.32	5.87	18.87	75	21.64	5.87	19.25
4	21.09	5.87	18.73	40	21.62	5.87	19.14	76	21.88	5.87	19.50
5	21.05	5.87	18.66	41	21.47	5.87	18.99	77	21.59	5.87	19.24
6	21.04	5.87	18.65	42	21.46	5.87	18.98	78	21.56	5.87	19.23
7	21.08	5.87	18.71	43	21.61	5.87	19.12	79	21.81	5.87	19.48
8	21.03	5.87	18.64	44	21.45	5.87	18.96	80	21.51	5.87	19.22
9	21.06	5.87	18.70	45	21.59	5.87	19.10	81	21.76	5.87	19.47
10	21.01	5.87	18.63	46	21.44	5.87	18.95	82	21.48	5.87	19.22
11	21.00	5.87	18.62	47	21.44	5.87	18.95	83	21.51	5.87	19.26
12	21.15	5.87	18.84	48	21.94	5.87	19.46	84	22.34	5.87	20.08
13	20.97	5.87	18.60	49	21.42	5.87	18.93	85	21.45	5.87	19.25
14	21.02	5.87	18.67	50	21.57	5.87	19.08	86	21.69	5.87	19.51
15	20.96	5.87	18.58	51	21.40	5.87	18.91	87	21.41	5.87	19.25
16	21.01	5.87	18.66	52	21.56	5.87	19.07	88	21.64	5.87	19.50
17	20.94	5.87	18.57	53	21.40	5.87	18.91	89	21.35	5.87	19.25
18	20.93	5.87	18.56	54	21.38	5.87	18.89	90	21.33	5.87	19.25
19	20.99	5.87	18.64	55	21.52	5.87	19.05	91	21.54	5.87	19.48
20	20.92	5.87	18.55	56	21.34	5.87	18.87	92	21.26	5.87	19.23
21	21.00	5.87	18.64	57	21.49	5.87	19.03	93	21.48	5.87	19.48
22	21.27	5.87	18.85	58	21.66	5.87	19.14	94	21.20	5.87	19.23
23	21.26	5.87	18.84	59	22.55	5.87	19.90	95	21.16	5.87	19.22
24	21.44	5.87	19.05	60	23.19	5.87	20.53	96	21.95	5.87	20.02
25	21.09	5.87	18.69	61	22.35	5.87	19.74	97	21.10	5.87	19.22
26	21.20	5.87	18.82	62	22.55	5.87	19.94	98	21.32	5.87	19.48
27	21.09	5.87	18.69	63	22.31	5.87	19.71	99	21.03	5.87	19.22
28	21.34	5.87	18.94	64	22.51	5.87	19.92	100	21.25	5.87	19.47
29	21.21	5.87	18.80	65	22.26	5.87	19.69	101	20.96	5.87	19.22
30	21.20	5.87	18.79	66	22.24	5.87	19.67	102	20.92	5.87	19.22
31	21.33	5.87	18.92	67	22.44	5.87	19.88	103	21.15	5.87	19.48
32	21.19	5.87	18.78	68	22.20	5.87	19.65	104	20.85	5.87	19.23
33	21.32	5.87	18.92	69	22.39	5.87	19.86	105	21.07	5.87	19.48
34	21.36	5.87	18.92	70	22.14	5.87	19.62	106	20.79	5.87	19.24
35	21.39	5.87	18.95	71	22.12	5.87	19.61	107	20.74	5.87	19.24
36	21.83	5.87	19.41	72	22.55	5.87	20.05

Assumptions:

1. Run at Pricing Speed and to 10% Optional Termination

2. Fees include the Servicing Fee and the Mortgage Insurance Policy Premium for those loans covered under the Policy

3. Proceeds from swap and yield maintenance included

4. Indices are 20% per annum beginning in period 2.

Excess Interest - Static Indices
Pd	Excess Interest (%)	Pd	Excess Interest (%)	Pd	Excess Interest (%)
1	0.89	37	1.14	73	1.26
2	0.74	38	1.20	74	1.39
3	0.74	39	1.13	75	1.25
4	0.75	40	1.20	76	1.38
5	0.74	41	1.12	77	1.25
6	0.74	42	1.11	78	1.25
7	0.75	43	1.18	79	1.37
8	0.74	44	1.10	80	1.24
9	0.76	45	1.18	81	1.37
10	0.74	46	1.09	82	1.24
11	0.74	47	1.09	83	1.25
12	0.81	48	1.32	84	1.63
13	0.74	49	1.08	85	1.25
14	0.77	50	1.15	86	1.37
15	0.75	51	1.07	87	1.24
16	0.77	52	1.15	88	1.37
17	0.74	53	1.06	89	1.24
18	0.74	54	1.06	90	1.24
19	0.78	55	1.14	91	1.36
20	0.74	56	1.05	92	1.24
21	0.79	57	1.14	93	1.36
22	1.08	58	1.10	94	1.24
23	1.07	59	1.19	95	1.24
24	1.16	60	1.44	96	1.61
25	1.10	61	1.21	97	1.24
26	1.16	62	1.31	98	1.36
27	1.10	63	1.21	99	1.24
28	1.17	64	1.30	100	1.36
29	1.11	65	1.20	101	1.24
30	1.11	66	1.20	102	1.24
31	1.17	67	1.29	103	1.36
32	1.10	68	1.19	104	1.24
33	1.16	69	1.29	105	1.36
34	1.11	70	1.19	106	1.24
35	1.14	71	1.19	107	1.24
36	1.34	72	1.38

Assumptions:

1. Run at Pricing Speed and to 10% Optional Termination

2. Static Indices: 1-Month LIBOR, [4.70]%; 6-Month LIBOR, [5.03]%; 1-Year LIBOR, [5.19]%; and 1-Year CMT, [4.76]%.

Excess Interest - Forward Indices
Pd	Excess Interest (%)	Pd	Excess Interest (%)	Pd	Excess Interest (%)
1	0.89	37	0.99	73	0.94
2	0.74	38	1.05	74	1.07
3	0.73	39	0.97	75	0.93
4	0.74	40	1.04	76	1.07
5	0.73	41	0.96	77	0.93
6	0.72	42	0.95	78	0.93
7	0.73	43	1.02	79	1.07
8	0.72	44	0.94	80	0.93
9	0.73	45	1.01	81	1.07
10	0.71	46	0.93	82	0.93
11	0.71	47	0.92	83	0.94
12	0.77	48	1.17	84	1.36
13	0.70	49	0.91	85	0.94
14	0.72	50	0.99	86	1.08
15	0.70	51	0.90	87	0.94
16	0.72	52	0.98	88	1.08
17	0.69	53	0.89	89	0.94
18	0.69	54	0.88	90	0.94
19	0.72	55	0.97	91	1.07
20	0.68	56	0.88	92	0.93
21	0.72	57	0.96	93	1.06
22	1.01	58	0.93	94	0.93
23	1.01	59	1.04	95	0.93
24	1.09	60	1.31	96	1.33
25	0.99	61	1.02	97	0.92
26	1.05	62	1.12	98	1.05
27	0.98	63	1.01	99	0.92
28	1.07	64	1.11	100	1.05
29	0.99	65	1.01	101	0.92
30	0.99	66	1.00	102	0.92
31	1.05	67	1.10	103	1.05
32	0.97	68	0.99	104	0.92
33	1.04	69	1.09	105	1.06
34	0.98	70	0.98	106	0.93
35	1.00	71	0.98	107	0.93
36	1.22	72	1.19

Assumptions:

1. Run at Pricing Speed and to 10% Optional Termination

2. Run using 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT Forward Indices

Total Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date
	Summary		Ranges (if applicable)
Total Number of Loans	3,057
Total Outstanding Loan Balance	$934,211,490.73
Average Loan Principal Balance	$305,597.48		$49,850.16 - $2,100,000.00
WA Coupon	6.430%		4.625% - 9.750%
WA Remaining Term (mo.)	355		174 – 359
WA Original LTV	72.52%		10.81% - 100.00%
WA Original CLTV*	80.47%		10.81% - 100.00%
WA FICO	703		547 – 817
WA Seasoning (mo.)	3		1 – 11
1st Liens	100.00%
Silent Second (%)	44.86%
Loan Type
ARM	54.99%
Fixed	45.01%
Geographic Distribution (> 5%)
	California	62.18%
	Georgia	10.57%
	New Jersey	6.69%

ARM Characteristics
WA Gross Margin	3.045%		2.000% - 8.000%
WA Initial Periodic Cap	4.269%		0.000% - 6.000%
WA Subsequent Periodic Cap	1.000%		0.000% - 2.000%
WA Lifetime Maximum Rate	12.063%		9.625% - 15.625%
WA Lifetime Minimum Rate	3.213%		2.000% - 9.625%

*Combined Loan-to-Value includes Silent Seconds

Collateral Tables - Total Pool

Original Principal Balances of Mortgage Loans
Original Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
25,000.01 - 50,000.00	2	99,850.16	0.01	49,925.08	7.750	45.94	731	50.08
50,000.01 - 75,000.00	56	3,615,191.88	0.39	64,557.00	7.289	67.06	692	27.41
75,000.01 - 100,000.00	112	10,003,668.43	1.07	89,318.47	7.002	68.88	702	48.40
100,000.01 - 125,000.00	183	20,703,738.17	2.22	113,135.18	6.847	72.74	698	57.73
125,000.01 - 150,000.00	207	28,645,380.34	3.07	138,383.48	6.866	71.67	693	56.68
150,000.01 - 175,000.00	213	34,501,795.62	3.69	161,980.26	6.640	74.85	700	64.57
175,000.01 - 200,000.00	209	39,402,727.21	4.22	188,529.80	6.803	73.80	689	68.70
200,000.01 - 225,000.00	222	47,243,431.02	5.06	212,808.25	6.590	73.16	698	67.96
225,000.01 - 250,000.00	188	44,796,613.42	4.80	238,279.86	6.572	74.20	692	68.52
250,000.01 - 275,000.00	191	50,108,899.65	5.36	262,350.26	6.573	73.68	690	64.37
275,000.01 - 300,000.00	211	60,822,320.09	6.51	288,257.44	6.600	75.47	687	71.58
300,000.01 - 325,000.00	155	48,589,501.26	5.20	313,480.65	6.564	75.52	699	72.16
325,000.01 - 350,000.00	130	43,890,520.97	4.70	337,619.39	6.445	73.70	700	74.57
350,000.01 - 375,000.00	146	52,795,562.39	5.65	361,613.44	6.450	74.29	690	73.31
375,000.01 - 400,000.00	118	45,955,707.37	4.92	389,455.15	6.515	76.44	695	72.01
400,000.01 - 417,000.00	57	23,381,223.72	2.50	410,196.91	6.417	76.51	704	66.84
417,000.01 - 500,000.00	285	130,655,748.71	13.99	458,441.22	6.270	72.86	714	68.88
500,000.01 - 1,000,000.00	358	229,245,156.21	24.54	640,349.60	6.182	69.10	716	68.34
> 1,000,000.01	14	19,754,454.11	2.11	1,411,032.44	5.552	61.44	746	93.69
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Principal Balances of Mortgage Loans as of the Cut-off Date

Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
0.01 – 25,000.00	2	99,850.16	0.01	49,925.08	7.750	45.94	731	50.08
50,000.01 - 75,000.00	56	3,615,191.88	0.39	64,557.00	7.289	67.06	692	27.41
75,000.01 - 100,000.00	112	10,003,668.43	1.07	89,318.47	7.002	68.88	702	48.40
100,000.01 - 125,000.00	183	20,703,738.17	2.22	113,135.18	6.847	72.74	698	57.73
125,000.01 - 150,000.00	207	28,645,380.34	3.07	138,383.48	6.866	71.67	693	56.68
150,000.01 - 175,000.00	214	34,676,728.79	3.71	162,040.79	6.640	74.73	700	64.25
175,000.01 - 200,000.00	209	39,427,739.61	4.22	188,649.47	6.803	73.79	689	68.66
200,000.01 - 225,000.00	221	47,043,485.45	5.04	212,866.45	6.590	73.26	698	68.25
225,000.01 - 250,000.00	188	44,796,613.42	4.80	238,279.86	6.572	74.20	692	68.52
250,000.01 - 275,000.00	193	50,657,594.30	5.42	262,474.58	6.581	73.83	690	63.68
275,000.01 - 300,000.00	209	60,273,625.44	6.45	288,390.55	6.593	75.36	687	72.23
300,000.01 - 325,000.00	155	48,589,501.26	5.20	313,480.65	6.564	75.52	699	72.16
325,000.01 - 350,000.00	130	43,890,520.97	4.70	337,619.39	6.445	73.70	700	74.57
350,000.01 - 375,000.00	146	52,795,562.39	5.65	361,613.44	6.450	74.29	690	73.31
375,000.01 - 400,000.00	121	47,152,300.41	5.05	389,688.43	6.507	76.32	695	70.18
400,000.01 - 417,000.00	56	23,017,281.93	2.46	411,022.89	6.409	76.59	706	67.90
417,000.01 - 500,000.00	283	129,823,097.46	13.90	458,738.86	6.272	72.86	714	69.33
500,000.01 - 1,000,000.00	358	229,245,156.21	24.54	640,349.60	6.182	69.10	716	68.34
> 1,000,000.01	14	19,754,454.11	2.11	1,411,032.44	5.552	61.44	746	93.69
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Current Mortgage Rates of Mortgage Loans

Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
4.500 - 4.999	9	3,453,355.07	0.37	383,706.12	4.864	63.23	745	88.49
5.000 - 5.499	229	108,167,463.18	11.58	472,347.00	5.157	61.02	742	40.25
5.500 - 5.999	447	160,660,987.23	17.20	359,420.55	5.727	67.21	723	71.01
6.000 - 6.499	680	209,122,821.97	22.38	307,533.56	6.225	71.55	710	73.47
6.500 - 6.999	896	251,819,887.11	26.96	281,048.98	6.685	75.08	691	75.80
7.000 - 7.499	358	93,465,687.69	10.00	261,077.34	7.174	79.17	680	76.50
7.500 - 7.999	264	66,083,161.85	7.07	250,315.01	7.668	81.25	672	66.82
8.000 - 8.499	98	23,506,945.81	2.52	239,866.79	8.185	83.11	666	58.45
8.500 - 8.999	59	14,874,508.15	1.59	252,110.31	8.673	85.36	675	46.25
9.000 - 9.499	11	2,111,964.53	0.23	191,996.78	9.117	86.46	645	30.28
9.500 - 9.999	6	944,708.14	0.10	157,451.36	9.639	94.65	672	29.87
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Original Term to Maturity of Mortgage Loans
Original Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 – 180	38	9,203,302.88	0.99	242,192.18	6.016	54.63	708	n/a
181 – 240	13	2,899,190.94	0.31	223,014.69	6.098	66.43	701	n/a
241 – 360	3,006	922,108,996.91	98.70	306,756.15	6.435	72.72	703	69.67
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Stated Remaining Term to Maturity of Mortgage Loans
Remaining Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 – 180	38	9,203,302.88	0.99	242,192.18	6.016	54.63	708	n/a
181 – 240	13	2,899,190.94	0.31	223,014.69	6.098	66.43	701	n/a
241 – 360	3,006	922,108,996.91	98.70	306,756.15	6.435	72.72	703	69.67
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Seasoning of Mortgage Loans
Seasoning (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
0 – 6	3,047	931,748,879.40	99.74	305,792.22	6.430	72.50	703	68.78
7 – 12	10	2,462,611.33	0.26	246,261.13	6.297	79.64	691	64.25
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Original Loan-to-Value Ratios of Mortgage Loans
Original LTVs (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
00.01 - 25.00	27	4,150,505.84	0.44	153,722.44	6.094	19.80	725	36.97
25.01 - 30.00	21	4,011,252.07	0.43	191,012.00	5.743	27.44	738	30.14
30.01 - 35.00	32	8,051,124.66	0.86	251,597.65	5.774	33.17	725	45.64
35.01 - 40.00	39	11,794,854.08	1.26	302,432.16	5.804	37.30	725	39.25
40.01 - 45.00	50	15,039,684.46	1.61	300,793.69	5.711	42.39	731	41.22
45.01 - 50.00	100	31,518,157.42	3.37	315,181.57	5.933	48.13	715	38.41
50.01 - 55.00	106	33,690,430.58	3.61	317,834.25	5.926	52.65	717	44.10
55.01 - 60.00	164	63,722,795.41	6.82	388,553.63	5.901	58.17	716	54.54
60.01 - 65.00	246	95,159,498.01	10.19	386,827.23	5.934	63.86	712	56.46
65.01 - 70.00	186	58,347,425.04	6.25	313,695.83	6.246	68.64	704	69.14
70.01 - 75.00	155	52,606,107.87	5.63	339,394.24	6.368	73.73	700	70.32
75.01 - 80.00	1,591	473,163,445.30	50.65	297,400.03	6.590	79.74	701	81.35
80.01 - 85.00	67	18,589,028.54	1.99	277,448.19	7.024	84.41	663	53.32
85.01 - 90.00	141	36,816,002.58	3.94	261,106.40	7.425	89.60	662	56.91
90.01 - 95.00	86	18,510,245.17	1.98	215,235.41	7.766	94.74	692	61.68
95.01 - 100.00	46	9,040,933.70	0.97	196,542.04	7.248	99.98	725	57.04
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Occupancy Status of Mortgage Loans
Occupancy Status	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Investor	324	73,914,000.05	7.91	228,129.63	6.895	69.75	708	67.78
Owner Occupied	2,619	834,722,628.20	89.35	318,718.07	6.368	72.65	703	68.81
Second Home	114	25,574,862.48	2.74	224,340.90	7.129	76.28	705	70.22
TOTAL	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Property Type of Mortgage Loans
Property Types	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
2-4 Family	185	61,545,908.16	6.59	332,680.58	6.825	69.29	695	56.50
Condominium	277	76,278,177.36	8.16	275,372.48	6.474	73.96	708	77.21
PUD	702	192,099,485.93	20.56	273,645.99	6.408	75.88	710	74.19
Single Family	1,893	604,287,919.28	64.68	319,222.36	6.391	71.60	702	67.22
TOTAL	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Loan Purpose of Mortgage Loans
Loan Purpose	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Cash Out Refinance	1,256	414,299,048.68	44.35	329,855.93	6.304	67.43	696	59.00
Purchase	1,576	437,926,598.40	46.88	277,872.21	6.653	78.66	707	80.79
Rate/Term Refinance	225	81,985,843.65	8.78	364,381.53	5.875	65.47	724	53.87
TOTAL	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Document Type of Mortgage Loans
Document Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Full Documentation	655	185,620,924.05	19.87	283,390.72	6.210	76.76	713	65.29
No Income/No Asset	517	173,329,450.52	18.55	335,260.06	5.954	57.98	718	45.01
No Ratio	232	75,938,727.40	8.13	327,322.10	6.565	73.47	706	80.08
Stated/Stated	666	193,618,633.40	20.73	290,718.67	6.818	75.34	680	65.60
Stated Income	987	305,703,755.36	32.72	309,730.25	6.555	76.17	703	83.53
TOTAL	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Product Type of Mortgage Loans
Product Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1/1 LIBOR	1	228,897.41	0.02	228,897.41	6.250	80.00	668	n/a
10/1 LIBOR IO	1	230,800.00	0.02	230,800.00	6.125	80.00	802	100.00
10/6 LIBOR IO	7	3,061,340.00	0.33	437,334.29	5.906	66.54	721	100.00
2/6 LIBOR	152	34,384,656.40	3.68	226,214.84	7.384	81.33	646	n/a
2/6 LIBOR IO	340	113,221,981.26	12.12	333,005.83	6.459	79.14	690	100.00
3/1 CMT	2	250,915.16	0.03	125,457.58	5.500	99.22	643	n/a
3/1 LIBOR IO	14	4,398,950.00	0.47	314,210.71	6.088	76.14	704	100.00
3/6 LIBOR	13	3,313,577.96	0.35	254,890.61	7.282	79.79	643	n/a
3/6 LIBOR IO	63	23,904,657.58	2.56	379,439.01	6.301	73.80	700	100.00
5/1 LIBOR	3	318,872.06	0.03	106,290.69	6.415	80.00	681	n/a
5/1 LIBOR IO	40	10,406,901.37	1.11	260,172.53	6.081	76.47	711	100.00
5/6 LIBOR	109	25,732,960.44	2.75	236,082.21	7.207	77.53	693	n/a
5/6 LIBOR IO	932	271,714,464.56	29.08	291,539.13	6.751	77.49	695	100.00
6 MO LIBOR	1	154,378.14	0.02	154,378.14	6.000	75.61	788	n/a
6 MO LIBOR IO	13	5,185,197.00	0.56	398,861.31	5.832	63.59	716	100.00
7/1 LIBOR IO	4	899,649.57	0.10	224,912.39	6.349	80.00	703	100.00
7/6 LIBOR	1	645,927.68	0.07	645,927.68	5.375	80.00	715	n/a
7/6 LIBOR IO	41	15,670,042.88	1.68	382,196.17	6.255	71.51	728	100.00
FIXED	705	213,537,179.36	22.86	302,889.62	6.039	63.94	717	n/a
FIXED BALL	50	13,245,242.60	1.42	264,904.85	6.789	67.58	685	n/a
FIXED IO	565	193,704,899.30	20.73	342,840.53	6.169	68.96	719	100.00
TOTAL	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Index Type of Mortgage Loans
Index Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1 Year Libor	63	16,484,070.41	1.76	261,651.91	6.107	76.74	709	96.68
1 Year Treasury	2	250,915.16	0.03	125,457.58	5.500	99.22	643	n/a
6 Mo Libor	1,672	496,989,183.90	53.20	297,242.33	6.702	77.57	692	87.08
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Geographic Distribution of Mortgage Loans

State	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Alabama	5	469,953.77	0.05	93,990.75	7.295	77.11	680	85.48
Arizona	45	8,419,236.31	0.90	187,094.14	6.624	77.15	682	72.26
California	1,572	580,912,715.74	62.18	369,537.35	6.209	69.75	708	69.69
Colorado	18	3,694,085.39	0.40	205,226.97	6.438	75.37	682	76.68
Connecticut	32	9,541,131.28	1.02	298,160.35	7.248	77.62	670	45.38
Florida	166	39,408,444.82	4.22	237,400.27	6.992	76.79	711	71.51
Georgia	495	98,767,726.01	10.57	199,530.76	6.505	77.76	715	84.64
Hawaii	8	4,068,293.23	0.44	508,536.65	5.979	61.54	692	10.82
Idaho	2	154,000.00	0.02	77,000.00	6.940	73.88	740	100.00
Illinois	8	2,500,410.19	0.27	312,551.27	5.975	67.31	718	38.13
Indiana	13	1,446,423.23	0.15	111,263.33	7.394	84.02	692	22.72
Maine	3	475,693.53	0.05	158,564.51	7.454	87.94	664	75.70
Maryland	21	5,671,189.05	0.61	270,056.62	6.675	75.90	674	67.10
Massachusetts	35	10,460,646.67	1.12	298,875.62	6.919	76.80	685	59.18
Michigan	12	2,147,104.46	0.23	178,925.37	6.756	82.71	675	23.14
Minnesota	4	842,852.27	0.09	210,713.07	7.265	79.81	730	46.21
Mississippi	1	199,529.11	0.02	199,529.11	7.250	80.00	693	n/a
Missouri	16	3,160,785.55	0.34	197,549.10	6.097	67.88	724	31.69
Nebraska	2	158,077.53	0.02	79,038.77	7.206	77.70	690	33.43
Nevada	37	9,725,437.32	1.04	262,849.66	6.771	77.33	693	86.20
New Hampshire	3	782,991.92	0.08	260,997.31	6.614	82.74	695	100.00
New Jersey	204	62,521,045.90	6.69	306,475.72	7.041	76.82	685	61.08
New Mexico	1	128,400.00	0.01	128,400.00	7.250	79.99	652	100.00
New York	123	41,293,622.71	4.42	335,720.51	6.892	74.96	685	46.23
North Carolina	19	3,601,625.45	0.39	189,559.23	7.067	82.83	698	64.79
Ohio	12	1,207,259.10	0.13	100,604.93	6.907	79.63	706	64.26
Oklahoma	1	146,901.69	0.02	146,901.69	8.000	80.00	648	n/a
Oregon	17	4,685,927.83	0.50	275,642.81	6.970	70.01	666	89.98
Pennsylvania	45	7,111,182.94	0.76	158,026.29	7.127	79.94	674	31.33
Rhode Island	7	1,701,168.60	0.18	243,024.09	7.273	84.67	652	26.15
South Carolina	8	1,121,814.44	0.12	140,226.81	7.038	84.62	696	46.51
Tennessee	6	694,221.68	0.07	115,703.61	7.264	77.46	699	16.71
Texas	16	2,446,993.36	0.26	152,937.09	7.116	77.31	687	42.49
Utah	10	1,388,592.45	0.15	138,859.25	6.672	78.35	684	48.75
Vermont	1	382,058.26	0.04	382,058.26	8.750	90.00	645	n/a
Virginia	12	3,761,496.51	0.40	313,458.04	6.762	80.95	664	81.32
Washington	77	19,012,452.43	2.04	246,914.97	6.683	81.40	683	84.03
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1 Year Prepay	234	72,164,538.85	7.72	308,395.47	6.617	73.79	696	73.23
2 Years Prepay	421	126,165,718.78	13.51	299,681.04	6.534	77.01	695	83.10
3 Years Prepay	1,511	477,523,129.17	51.12	316,031.19	6.201	69.43	708	64.97
5 Years Prepay	199	46,376,098.63	4.96	233,045.72	6.457	76.81	726	81.58
6 Months Prepay	20	8,113,696.62	0.87	405,684.83	6.704	74.53	691	84.65
No Prepayment Penalty	672	203,868,308.68	21.82	303,375.46	6.820	75.47	696	63.66
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

FICO Scores of Mortgage Loans

FICO Scores	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
526 - 575	1	183,619.52	0.02	183,619.52	7.900	80.00	547	n/a
576 - 600	39	9,730,916.12	1.04	249,510.67	7.328	79.87	590	37.57
601 - 625	138	38,705,528.12	4.14	280,474.84	7.076	78.40	616	58.25
626 - 650	405	111,169,677.23	11.90	274,493.03	6.908	74.92	639	70.59
651 - 675	487	139,205,693.45	14.90	285,843.31	6.717	74.45	664	71.04
676 - 700	592	173,325,674.59	18.55	292,779.86	6.480	72.99	688	71.98
701 - 725	433	139,696,079.98	14.95	322,623.74	6.296	71.56	713	72.65
726 - 750	403	126,077,466.80	13.50	312,847.31	6.227	72.36	738	71.19
751 - 775	291	98,751,174.33	10.57	339,351.11	6.063	71.05	763	61.19
776 - 800	230	84,341,224.11	9.03	366,700.97	5.904	66.61	786	63.08
801 - 825	38	13,024,436.48	1.39	342,748.33	5.607	63.51	808	70.70
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Margins of Adjustable-Rate Mortgage Loans

Margins (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
2.000 - 2.499	1,034	294,095,362.73	31.48	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	8.20	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	2.76	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	4.57	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.34	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	8	1,614,426.60	0.17	201,803.33	6.842	76.55	697	62.62
5.000 - 5.499	21	7,028,955.01	0.75	334,712.14	6.362	77.27	626	76.37
5.500 - 5.999	91	25,596,697.53	2.74	281,282.39	7.055	81.40	649	46.81
6.000 - 6.499	57	14,759,537.97	1.58	258,939.26	7.517	85.83	637	57.53
6.500 - 6.999	57	15,295,149.82	1.64	268,335.96	7.700	84.65	641	55.01
7.000 - 7.499	20	4,853,409.48	0.52	242,670.47	8.015	83.03	645	49.17
7.500 - 7.999	12	2,128,829.78	0.23	177,402.48	8.520	82.58	671	51.14
8.000 - 8.499	1	107,896.11	0.01	107,896.11	9.625	90.00	659	n/a
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Next Rate Adjustment Dates of Adjustable-Rate Mortgage Loans

Next Rate Change Dates	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
April 2006	1	285,600.00	0.03	285,600.00	6.125	80.00	783	100.00
May 2006	4	2,719,378.14	0.29	679,844.54	5.782	56.22	723	94.32
June 2006	8	1,982,297.00	0.21	247,787.13	5.909	72.09	702	100.00
July 2006	1	352,300.00	0.04	352,300.00	5.625	64.64	715	100.00
October 2006	1	228,897.41	0.02	228,897.41	6.250	80.00	668	n/a
June 2007	1	420,000.00	0.04	420,000.00	6.200	80.00	696	100.00
August 2007	7	1,766,084.57	0.19	252,297.80	6.336	83.32	684	65.81
September 2007	10	3,051,728.83	0.33	305,172.88	6.061	78.15	720	78.49
October 2007	32	9,225,923.66	0.99	288,310.11	6.296	78.92	709	72.11
November 2007	103	34,238,068.10	3.66	332,408.43	6.496	79.88	687	89.39
December 2007	162	50,109,785.22	5.36	309,319.66	6.534	78.83	678	81.13
January 2008	123	34,486,364.27	3.69	280,376.95	7.025	79.38	675	60.74
February 2008	54	14,308,683.01	1.53	264,975.61	7.179	82.93	658	72.56
September 2008	1	101,879.68	0.01	101,879.68	5.500	99.22	631	n/a
October 2008	1	164,000.00	0.02	164,000.00	6.750	80.00	765	100.00
November 2008	9	4,263,457.55	0.46	473,717.51	6.345	70.70	689	86.19
December 2008	36	11,134,952.45	1.19	309,304.23	6.351	79.05	678	86.70
January 2009	28	10,835,049.13	1.16	386,966.04	6.393	70.96	711	90.17
February 2009	17	5,368,761.89	0.57	315,809.52	6.372	77.23	697	93.90
April 2010	1	153,490.01	0.02	153,490.01	6.750	77.50	721	0.00
September 2010	14	4,486,033.71	0.48	320,430.98	6.600	79.41	699	98.08
October 2010	32	8,628,448.91	0.92	269,639.03	6.375	75.37	693	95.98
November 2010	151	46,886,041.98	5.02	310,503.59	6.549	76.28	691	92.26
December 2010	318	87,355,053.87	9.35	274,701.43	6.705	78.10	699	92.13
January 2011	380	107,256,283.71	11.48	282,253.38	6.862	76.87	696	91.25
February 2011	188	53,407,846.24	5.72	284,084.29	6.942	78.85	693	89.57
October 2012	1	645,927.68	0.07	645,927.68	5.375	80.00	715	n/a
November 2012	7	3,075,061.28	0.33	439,294.47	6.245	72.34	752	100.00
December 2012	20	6,917,799.17	0.74	345,889.96	6.123	67.40	736	100.00
January 2013	14	4,000,332.00	0.43	285,738.00	6.105	78.28	732	100.00
February 2013	4	2,576,500.00	0.28	644,125.00	6.892	73.98	661	100.00
November 2015	2	810,000.00	0.09	405,000.00	6.270	37.68	675	100.00
December 2015	3	1,393,340.00	0.15	464,446.67	5.622	79.89	716	100.00
January 2016	2	568,800.00	0.06	284,400.00	6.199	68.07	780	100.00
February 2016	1	520,000.00	0.06	520,000.00	5.875	80.00	780	100.00
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Maximum Mortgage Rates of Adjustable-Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
9.500 - 9.999	4	1,759,760.75	0.19	439,940.19	4.844	65.17	751	82.99
10.000 - 10.499	12	3,411,705.23	0.37	284,308.77	5.286	72.13	739	81.07
10.500 - 10.999	120	36,432,823.34	3.90	303,606.86	5.738	71.95	716	96.92
11.000 - 11.499	243	79,009,820.53	8.46	325,143.29	6.045	74.39	715	93.39
11.500 - 11.999	502	145,254,869.70	15.55	289,352.33	6.456	76.88	697	94.05
12.000 - 12.499	333	99,289,804.10	10.63	298,167.58	6.727	77.48	687	91.05
12.500 - 12.999	249	76,935,788.85	8.24	308,979.07	7.106	79.64	683	87.56
13.000 - 13.499	97	27,380,358.79	2.93	282,271.74	7.545	82.06	678	71.57
13.500 - 13.999	100	27,283,601.82	2.92	272,836.02	7.933	83.65	656	49.84
14.000 - 14.499	46	10,629,366.09	1.14	231,073.18	8.281	84.50	641	46.18
14.500 - 14.999	24	5,031,734.29	0.54	209,655.60	8.728	90.24	653	53.23
15.000 - 15.499	5	995,239.87	0.11	199,047.97	9.116	85.73	612	n/a
15.500 - 15.999	2	309,296.11	0.03	154,648.06	9.544	93.26	641	65.12
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Minimum Mortgage Rates of Adjustable-Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
2.000 - 2.499	1,034	294,095,362.73	31.48	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	8.20	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	2.76	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	4.57	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.34	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	4	798,431.81	0.09	199,607.95	7.661	80.00	702	70.52
5.500 - 5.999	8	2,512,913.14	0.27	314,114.14	6.258	74.65	683	68.84
6.000 - 6.499	25	8,374,983.51	0.90	334,999.34	6.281	77.38	639	64.69
6.500 - 6.999	56	16,733,865.25	1.79	298,819.02	6.770	82.04	644	60.90
7.000 - 7.499	45	12,188,587.62	1.30	270,857.50	7.175	82.93	655	64.62
7.500 - 7.999	65	16,396,598.73	1.76	252,255.37	7.718	83.80	637	40.97
8.000 - 8.499	36	8,585,196.29	0.92	238,477.67	8.220	84.62	631	39.17
8.500 - 8.999	21	4,489,789.97	0.48	213,799.52	8.642	89.60	649	59.65
9.000 - 9.499	5	995,239.87	0.11	199,047.97	9.116	85.73	612	n/a
9.500 - 9.999	2	309,296.11	0.03	154,648.06	9.544	93.26	641	65.12
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Initial Periodic Rate Caps of Adjustable-Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
0.000 - 0.999	2	434,325.00	0.05	217,162.50	5.934	80.00	683	100.00
1.000 - 1.999	15	5,753,165.30	0.62	383,544.35	5.780	65.42	718	92.96
2.000 - 2.999	29	8,825,354.60	0.94	304,322.57	5.973	74.58	714	90.62
3.000 - 3.999	564	173,988,685.18	18.62	308,490.58	6.650	78.93	682	78.68
5.000 - 5.999	1,064	303,132,335.87	32.45	284,898.81	6.773	77.34	696	91.25
6.000 - 6.999	63	21,590,303.52	2.31	342,703.23	6.208	73.90	719	99.20
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Subsequent Periodic Rate Caps of Adjustable-Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	1,320	420,487,321.26	45.01	318,551.00	6.123	66.37	717	46.07
0.000 - 0.999	2	434,325.00	0.05	217,162.50	5.934	80.00	683	100.00
1.000 - 1.999	1,734	513,060,947.06	54.92	295,882.90	6.683	77.56	693	87.37
2.000 - 2.999	1	228,897.41	0.02	228,897.41	6.250	80.00	668	n/a
Total	3,057	$934,211,490.73	100.00%	$305,597.48	6.430%	72.52%	703	68.76%

Group I Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date
	Summary		Ranges (if applicable)
Total Number of Loans	2,628
Total Outstanding Loan Balance	$788,984,739.17
Average Loan Principal Balance	$300,222.50		$49,850.16 - $2,100,000.00
WA Coupon	6.486%		4.625% - 9.750%
WA Remaining Term (mo.)	355		174 – 359
WA Original LTV	73.85%		10.81% - 100.00%
WA Original CLTV*	82.46%		10.81% - 100.00%
WA FICO	701		547 – 816
WA Seasoning (mo.)	3		1 – 11
1st Liens	100.00%
Silent Second (%)	48.24%
Loan Type
ARM	65.11%
Fixed	34.89%
Geographic Distribution (> 5%)
	California	60.79%
	Georgia	12.10%
	New Jersey	7.45%

ARM Characteristics
WA Gross Margin	3.045%		2.000% - 8.000%
WA Initial Periodic Cap	4.269%		0.000% - 6.000%
WA Subsequent Periodic Cap	1.000%		0.000% - 2.000%
WA Lifetime Maximum Rate	12.063%		9.625% - 15.625%
WA Lifetime Minimum Rate	3.213%		2.000% - 9.625%

*Combined Loan-to-Value includes Silent Seconds

Collateral Tables – Group I

Original Principal Balances of Mortgage Loans

Original Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
25,000.01 - 50,000.00	2	99,850.16	0.01	49,925.08	7.750	45.94	731	50.08
50,000.01 - 75,000.00	47	3,029,926.92	0.38	64,466.53	7.247	68.65	693	25.87
75,000.01 - 100,000.00	102	9,145,552.56	1.16	89,662.28	7.001	69.94	701	52.05
100,000.01 - 125,000.00	160	18,067,949.88	2.29	112,924.69	6.876	74.38	697	59.71
125,000.01 - 150,000.00	176	24,314,657.55	3.08	138,151.46	6.908	74.17	692	61.14
150,000.01 - 175,000.00	189	30,567,215.55	3.87	161,731.30	6.665	75.87	698	68.06
175,000.01 - 200,000.00	181	34,116,488.71	4.32	188,488.89	6.834	75.08	688	73.10
200,000.01 - 225,000.00	195	41,549,815.24	5.27	213,075.98	6.610	74.52	697	70.70
225,000.01 - 250,000.00	169	40,285,450.40	5.11	238,375.45	6.602	75.09	692	71.46
250,000.01 - 275,000.00	164	43,009,465.68	5.45	262,252.84	6.575	74.81	688	67.06
275,000.01 - 300,000.00	188	54,190,185.19	6.87	288,245.67	6.618	76.37	683	75.02
300,000.01 - 325,000.00	139	43,598,951.67	5.53	313,661.52	6.597	76.42	699	75.42
325,000.01 - 350,000.00	111	37,457,899.79	4.75	337,458.56	6.511	74.80	698	78.31
350,000.01 - 375,000.00	127	45,877,835.15	5.81	361,242.80	6.512	75.39	684	77.22
375,000.01 - 400,000.00	102	39,722,894.24	5.03	389,440.14	6.622	77.95	691	76.49
400,000.01 - 417,000.00	52	21,318,028.33	2.70	409,962.08	6.450	77.34	703	69.40
417,000.01 - 500,000.00	232	106,581,690.47	13.51	459,403.84	6.332	74.51	712	75.14
500,000.01 - 1,000,000.00	280	178,683,811.16	22.65	638,156.47	6.255	70.29	712	74.43
> 1,000,000.01	12	17,367,070.52	2.20	1,447,255.88	5.550	61.47	741	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Principal Balances of Mortgage Loans as of the Cut-off Date

Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
25,000..01 – 50,000.00	2	99,850.16	0.01	49,925.08	7.750	45.94	731	50.08
50,000.01 - 75,000.00	47	3,029,926.92	0.38	64,466.53	7.247	68.65	693	25.87
75,000.01 - 100,000.00	102	9,145,552.56	1.16	89,662.28	7.001	69.94	701	52.05
100,000.01 - 125,000.00	160	18,067,949.88	2.29	112,924.69	6.876	74.38	697	59.71
125,000.01 - 150,000.00	176	24,314,657.55	3.08	138,151.46	6.908	74.17	692	61.14
150,000.01 - 175,000.00	190	30,742,148.72	3.90	161,800.78	6.664	75.73	698	67.68
175,000.01 - 200,000.00	180	33,941,555.54	4.30	188,564.20	6.835	75.21	688	73.47
200,000.01 - 225,000.00	195	41,549,815.24	5.27	213,075.98	6.610	74.52	697	70.70
225,000.01 - 250,000.00	169	40,285,450.40	5.11	238,375.45	6.602	75.09	692	71.46
250,000.01 - 275,000.00	166	43,558,160.33	5.52	262,398.56	6.584	74.97	688	66.21
275,000.01 - 300,000.00	186	53,641,490.54	6.80	288,395.11	6.610	76.26	683	75.79
300,000.01 - 325,000.00	139	43,598,951.67	5.53	313,661.52	6.597	76.42	699	75.42
325,000.01 - 350,000.00	111	37,457,899.79	4.75	337,458.56	6.511	74.80	698	78.31
350,000.01 - 375,000.00	127	45,877,835.15	5.81	361,242.80	6.512	75.39	684	77.22
375,000.01 - 400,000.00	105	40,919,487.28	5.19	389,709.40	6.611	77.78	691	74.26
400,000.01 - 417,000.00	50	20,537,996.32	2.60	410,759.93	6.463	77.70	704	72.04
417,000.01 - 500,000.00	231	106,165,129.44	13.46	459,589.30	6.331	74.48	713	75.44
500,000.01 - 1,000,000.00	280	178,683,811.16	22.65	638,156.47	6.255	70.29	712	74.43
> 1,000,000.01	12	17,367,070.52	2.20	1,447,255.88	5.550	61.47	741	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Current Mortgage Rates of Mortgage Loans

Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
4.500 - 4.999	9	3,453,355.07	0.44	383,706.12	4.864	63.23	745	88.49
5.000 - 5.499	179	85,469,637.31	10.83	477,484.01	5.126	61.97	742	43.95
5.500 - 5.999	358	119,240,328.78	15.11	333,073.54	5.770	69.58	719	79.01
6.000 - 6.499	580	177,350,158.72	22.48	305,776.14	6.223	72.40	710	78.83
6.500 - 6.999	764	215,506,711.30	27.31	282,076.85	6.690	75.94	689	79.36
7.000 - 7.499	329	85,963,664.02	10.90	261,287.73	7.171	79.43	679	79.93
7.500 - 7.999	247	62,701,439.42	7.95	253,851.98	7.668	81.24	671	66.99
8.000 - 8.499	92	22,442,244.45	2.84	243,937.44	8.190	83.18	667	61.23
8.500 - 8.999	53	13,800,527.43	1.75	260,387.31	8.684	85.82	673	49.85
9.000 - 9.499	11	2,111,964.53	0.27	191,996.78	9.117	86.46	645	30.28
9.500 - 9.999	6	944,708.14	0.12	157,451.36	9.639	94.65	672	29.87
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Original Term to Maturity of Mortgage Loans

Original Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 – 180	29	7,220,992.28	0.92	248,999.73	6.008	52.41	711	n/a
181 – 240	10	2,041,263.66	0.26	204,126.37	6.324	66.05	674	n/a
241 – 360	2,589	779,722,483.23	98.83	301,167.43	6.491	74.07	701	74.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Stated Remaining Term to Maturity of Mortgage Loans

Remaining Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 - 180	29	7,220,992.28	0.92	248,999.73	6.008	52.41	711	n/a
181 - 240	10	2,041,263.66	0.26	204,126.37	6.324	66.05	674	n/a
241 - 360	2,589	779,722,483.23	98.83	301,167.43	6.491	74.07	701	74.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Seasoning of Mortgage Loans

Seasoning (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
0 – 6	2,618	786,522,127.84	99.69	300,428.62	6.487	73.83	701	73.28
7 – 12	10	2,462,611.33	0.31	246,261.13	6.297	79.64	691	64.25
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

ORIGINAL LOAN-TO-VALUE Ratios of Mortgage Loans

ORIGINAL LTVs (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
00.01 - 25.00	15	2,060,096.57	0.26	137,339.77	6.272	21.21	698	54.12
25.01 - 30.00	15	2,673,316.52	0.34	178,221.10	5.734	27.14	750	17.54
30.01 - 35.00	25	6,539,369.43	0.83	261,574.78	5.752	33.34	726	46.33
35.01 - 40.00	28	8,255,470.76	1.05	294,838.24	5.762	37.23	721	53.60
40.01 - 45.00	41	11,975,304.22	1.52	292,080.59	5.750	42.28	722	38.95
45.01 - 50.00	74	23,486,577.28	2.98	317,386.18	5.925	48.11	719	45.49
50.01 - 55.00	76	23,108,637.81	2.93	304,061.02	5.959	52.55	716	51.02
55.01 - 60.00	113	40,789,036.22	5.17	360,964.92	5.963	58.13	713	53.73
60.01 - 65.00	176	68,612,330.03	8.70	389,842.78	5.963	63.79	707	65.85
65.01 - 70.00	158	51,951,966.05	6.58	328,809.91	6.249	68.63	702	71.30
70.01 - 75.00	130	44,137,220.89	5.59	339,517.08	6.395	73.86	698	70.62
75.01 - 80.00	1,451	425,396,365.52	53.92	293,174.61	6.598	79.78	700	84.62
80.01 - 85.00	62	17,203,214.87	2.18	277,471.21	7.036	84.39	664	57.61
85.01 - 90.00	137	36,347,753.28	4.61	265,312.07	7.429	89.59	661	57.64
90.01 - 95.00	83	17,906,596.02	2.27	215,742.12	7.795	94.73	692	61.33
95.01 - 100.00	44	8,541,483.70	1.08	194,124.63	7.244	99.98	724	54.53
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Occupancy Status of Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Investor	278	65,406,675.12	8.29	235,275.81	6.932	70.80	706	71.56
Owner Occupied	2,245	700,564,942.11	88.79	312,055.65	6.421	73.99	700	73.59
Second Home	105	23,013,121.94	2.92	219,172.59	7.203	78.02	705	67.67
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Property Type of Mortgage Loans

Property Types	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
2-4 Family	161	55,063,868.82	6.98	342,011.61	6.814	69.98	694	59.92
Condominium	249	68,715,051.18	8.71	275,964.06	6.520	75.25	708	80.77
PUD	630	164,987,138.05	20.91	261,884.35	6.483	77.24	707	78.26
Single Family	1,588	500,218,681.12	63.40	314,999.17	6.447	72.96	698	72.03
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Loan Purpose of Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Cash Out Refinance	1,002	327,060,690.51	41.45	326,407.87	6.376	68.72	691	63.43
Purchase	1,464	403,314,794.78	51.12	275,488.25	6.663	78.94	705	83.09
Rate/Term Refinance	162	58,609,253.88	7.43	361,785.52	5.886	67.35	720	60.30
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Document Type of Mortgage Loans

Document Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Full Documentation	573	157,372,144.28	19.95	274,645.98	6.228	77.64	710	69.96
No Income/No Asset	368	115,106,748.39	14.59	312,790.08	6.016	58.40	716	49.03
No Ratio	201	65,679,113.16	8.32	326,761.76	6.605	74.19	705	82.07
Stated/Stated	602	176,709,089.88	22.40	293,536.69	6.861	76.23	678	67.04
Stated Income	884	274,117,643.46	34.74	310,087.83	6.562	76.54	702	87.20
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Product Type of Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1/1 LIBOR	1	228,897.41	0.03	228,897.41	6.250	80.00	668	n/a
10/1 LIBOR IO	1	230,800.00	0.03	230,800.00	6.125	80.00	802	100.00
10/6 LIBOR IO	7	3,061,340.00	0.39	437,334.29	5.906	66.54	721	100.00
2/6 LIBOR	152	34,384,656.40	4.36	226,214.84	7.384	81.33	646	n/a
2/6 LIBOR IO	340	113,221,981.26	14.35	333,005.83	6.459	79.14	690	100.00
3/1 CMT	2	250,915.16	0.03	125,457.58	5.500	99.22	643	n/a
3/1 LIBOR IO	14	4,398,950.00	0.56	314,210.71	6.088	76.14	704	100.00
3/6 LIBOR	13	3,313,577.96	0.42	254,890.61	7.282	79.79	643	n/a
3/6 LIBOR IO	63	23,904,657.58	3.03	379,439.01	6.301	73.80	700	100.00
5/1 LIBOR	3	318,872.06	0.04	106,290.69	6.415	80.00	681	n/a
5/1 LIBOR IO	40	10,406,901.37	1.32	260,172.53	6.081	76.47	711	100.00
5/6 LIBOR	109	25,732,960.44	3.26	236,082.21	7.207	77.53	693	n/a
5/6 LIBOR IO	932	271,714,464.56	34.44	291,539.13	6.751	77.49	695	100.00
6 MO LIBOR	1	154,378.14	0.02	154,378.14	6.000	75.61	788	n/a
6 MO LIBOR IO	13	5,185,197.00	0.66	398,861.31	5.832	63.59	716	100.00
7/1 LIBOR IO	4	899,649.57	0.11	224,912.39	6.349	80.00	703	100.00
7/6 LIBOR	1	645,927.68	0.08	645,927.68	5.375	80.00	715	n/a
7/6 LIBOR IO	41	15,670,042.88	1.99	382,196.17	6.255	71.51	728	100.00
FIXED	464	133,815,516.99	16.96	288,395.51	6.011	64.56	716	n/a
FIXED BALL	45	12,201,923.31	1.55	271,153.85	6.779	66.42	688	n/a
FIXED IO	382	129,243,129.40	16.38	338,332.80	6.173	69.40	718	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Index Type of Mortgage Loans

Index Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1 Year Libor	63	16,484,070.41	2.09	261,651.91	6.107	76.74	709	96.68
1 Year Treasury	2	250,915.16	0.03	125,457.58	5.500	99.22	643	n/a
6 Mo Libor	1,672	496,989,183.90	62.99	297,242.33	6.702	77.57	692	87.08
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Geographic Distribution of Mortgage Loans

State	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Alabama	5	469,953.77	0.06	93,990.75	7.295	77.11	680	85.48
Arizona	32	6,121,241.68	0.78	191,288.80	6.737	79.85	678	80.13
California	1,310	479,604,689.96	60.79	366,110.45	6.254	71.20	704	74.95
Colorado	14	2,856,843.40	0.36	204,060.24	6.437	74.50	688	75.69
Connecticut	29	8,230,033.04	1.04	283,794.24	7.255	77.79	671	43.09
Florida	152	36,196,785.23	4.59	238,136.74	7.102	77.73	708	76.48
Georgia	478	95,476,903.33	12.10	199,742.48	6.508	77.73	715	85.14
Hawaii	1	440,000.00	0.06	440,000.00	6.625	80.00	745	100.00
Idaho	1	80,000.00	0.01	80,000.00	7.000	80.00	790	100.00
Illinois	4	797,857.66	0.10	199,464.42	7.398	74.17	640	19.23
Indiana	12	1,304,281.39	0.17	108,690.12	7.491	84.46	697	25.19
Maine	3	475,693.53	0.06	158,564.51	7.454	87.94	664	75.70
Maryland	20	5,578,220.89	0.71	278,911.04	6.657	76.00	674	68.22
Massachusetts	33	10,215,280.75	1.29	309,553.96	6.884	76.83	686	60.60
Michigan	11	1,642,325.20	0.21	149,302.29	6.943	82.00	692	30.25
Minnesota	3	709,956.02	0.09	236,652.01	7.267	81.65	739	54.87
Mississippi	1	199,529.11	0.03	199,529.11	7.250	80.00	693	n/a
Missouri	10	1,322,549.24	0.17	132,254.92	6.864	82.65	689	37.94
Nebraska	2	158,077.53	0.02	79,038.77	7.206	77.70	690	33.43
Nevada	34	9,089,208.90	1.15	267,329.67	6.821	78.35	696	89.32
New Hampshire	3	782,991.92	0.10	260,997.31	6.614	82.74	695	100.00
New Jersey	191	58,794,226.24	7.45	307,823.17	7.050	77.21	686	62.07
New Mexico	1	128,400.00	0.02	128,400.00	7.250	79.99	652	100.00
New York	96	31,952,314.12	4.05	332,836.61	6.946	76.42	681	48.89
North Carolina	18	3,406,708.91	0.43	189,261.61	7.035	82.99	700	68.49
Ohio	12	1,207,259.10	0.15	100,604.93	6.907	79.63	706	64.26
Oklahoma	1	146,901.69	0.02	146,901.69	8.000	80.00	648	n/a
Oregon	8	2,917,513.77	0.37	364,689.22	7.177	71.58	650	86.92
Pennsylvania	40	6,230,644.06	0.79	155,766.10	7.237	80.80	670	33.40
Rhode Island	7	1,701,168.60	0.22	243,024.09	7.273	84.67	652	26.15
South Carolina	7	962,434.86	0.12	137,490.69	7.106	85.39	679	37.65
Tennessee	5	619,470.23	0.08	123,894.05	7.297	82.57	702	18.73
Texas	11	1,699,627.01	0.22	154,511.55	7.089	76.11	684	35.75
Utah	5	694,580.68	0.09	138,916.14	6.525	77.35	649	87.39
Vermont	1	382,058.26	0.05	382,058.26	8.750	90.00	645	n/a
Virginia	10	3,207,418.93	0.41	320,741.89	6.776	81.25	659	95.36
Washington	57	13,181,590.16	1.67	231,255.97	6.763	82.22	680	88.08
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1 Year Prepay	201	64,378,065.58	8.16	320,288.88	6.635	74.75	695	76.27
2 Years Prepay	394	118,238,286.48	14.99	300,097.17	6.551	77.82	694	84.62
3 Years Prepay	1,224	374,356,172.98	47.45	305,846.55	6.267	71.00	704	70.68
5 Years Prepay	193	45,280,357.52	5.74	234,613.25	6.460	76.73	724	81.49
6 Months Prepay	16	6,547,202.01	0.83	409,200.13	6.669	76.91	693	85.40
No Prepayment Penalty	600	180,184,654.60	22.84	300,307.76	6.846	75.99	694	67.54
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

FICO Scores of Mortgage Loans

FICO Scores	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
526 - 575	1	183,619.52	0.02	183,619.52	7.900	80.00	547	n/a
576 - 600	39	9,730,916.12	1.23	249,510.67	7.328	79.87	590	37.57
601 - 625	129	36,297,061.02	4.60	281,372.57	7.110	78.96	616	59.54
626 - 650	365	101,034,438.50	12.81	276,806.68	6.927	75.75	639	74.28
651 - 675	433	122,379,068.92	15.51	282,630.64	6.766	75.63	664	75.20
676 - 700	501	144,947,096.09	18.37	289,315.56	6.527	74.27	688	74.79
701 - 725	368	117,955,684.10	14.95	320,531.75	6.334	72.42	713	77.98
726 - 750	338	102,971,811.35	13.05	304,650.33	6.243	73.29	738	78.73
751 - 775	242	78,706,628.14	9.98	325,234.00	6.133	73.13	763	67.23
776 - 800	184	64,545,445.71	8.18	350,790.47	5.924	68.52	786	68.36
801 - 825	28	10,232,969.70	1.30	365,463.20	5.629	64.76	806	69.42
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Margins of Adjustable-Rate Mortgage Loans

Margins (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
2.000 - 2.499	1,034	294,095,362.73	37.28	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	9.71	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	3.27	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	5.41	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.40	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	8	1,614,426.60	0.20	201,803.33	6.842	76.55	697	62.62
5.000 - 5.499	21	7,028,955.01	0.89	334,712.14	6.362	77.27	626	76.37
5.500 - 5.999	91	25,596,697.53	3.24	281,282.39	7.055	81.40	649	46.81
6.000 - 6.499	57	14,759,537.97	1.87	258,939.26	7.517	85.83	637	57.53
6.500 - 6.999	57	15,295,149.82	1.94	268,335.96	7.700	84.65	641	55.01
7.000 - 7.499	20	4,853,409.48	0.62	242,670.47	8.015	83.03	645	49.17
7.500 - 7.999	12	2,128,829.78	0.27	177,402.48	8.520	82.58	671	51.14
8.000 - 8.499	1	107,896.11	0.01	107,896.11	9.625	90.00	659	n/a
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Next Rate Adjustment Dates of Adjustable-Rate Mortgage Loans

Next Rate Change Dates	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
April-2006	1	285,600.00	0.04	285,600.00	6.125	80.00	783	100.00
May-2006	4	2,719,378.14	0.34	679,844.54	5.782	56.22	723	94.32
June-2006	8	1,982,297.00	0.25	247,787.13	5.909	72.09	702	100.00
July-2006	1	352,300.00	0.04	352,300.00	5.625	64.64	715	100.00
October-2006	1	228,897.41	0.03	228,897.41	6.250	80.00	668	n/a
June-2007	1	420,000.00	0.05	420,000.00	6.200	80.00	696	100.00
August-2007	7	1,766,084.57	0.22	252,297.80	6.336	83.32	684	65.81
September-2007	10	3,051,728.83	0.39	305,172.88	6.061	78.15	720	78.49
October-2007	32	9,225,923.66	1.17	288,310.11	6.296	78.92	709	72.11
November-2007	103	34,238,068.10	4.34	332,408.43	6.496	79.88	687	89.39
December-2007	162	50,109,785.22	6.35	309,319.66	6.534	78.83	678	81.13
January-2008	123	34,486,364.27	4.37	280,376.95	7.025	79.38	675	60.74
February-2008	54	14,308,683.01	1.81	264,975.61	7.179	82.93	658	72.56
September-2008	1	101,879.68	0.01	101,879.68	5.500	99.22	631	n/a
October-2008	1	164,000.00	0.02	164,000.00	6.750	80.00	765	100.00
November-2008	9	4,263,457.55	0.54	473,717.51	6.345	70.70	689	86.19
December-2008	36	11,134,952.45	1.41	309,304.23	6.351	79.05	678	86.70
January-2009	28	10,835,049.13	1.37	386,966.04	6.393	70.96	711	90.17
February-2009	17	5,368,761.89	0.68	315,809.52	6.372	77.23	697	93.90
April-2010	1	153,490.01	0.02	153,490.01	6.750	77.50	721	n/a
September-2010	14	4,486,033.71	0.57	320,430.98	6.600	79.41	699	98.08
October-2010	32	8,628,448.91	1.09	269,639.03	6.375	75.37	693	95.98
November-2010	151	46,886,041.98	5.94	310,503.59	6.549	76.28	691	92.26
December-2010	318	87,355,053.87	11.07	274,701.43	6.705	78.10	699	92.13
January-2011	380	107,256,283.71	13.59	282,253.38	6.862	76.87	696	91.25
February-2011	188	53,407,846.24	6.77	284,084.29	6.942	78.85	693	89.57
October-2012	1	645,927.68	0.08	645,927.68	5.375	80.00	715	n/a
November-2012	7	3,075,061.28	0.39	439,294.47	6.245	72.34	752	100.00
December-2012	20	6,917,799.17	0.88	345,889.96	6.123	67.40	736	100.00
January-2013	14	4,000,332.00	0.51	285,738.00	6.105	78.28	732	100.00
February-2013	4	2,576,500.00	0.33	644,125.00	6.892	73.98	661	100.00
November-2015	2	810,000.00	0.10	405,000.00	6.270	37.68	675	100.00
December-2015	3	1,393,340.00	0.18	464,446.67	5.622	79.89	716	100.00
January-2016	2	568,800.00	0.07	284,400.00	6.199	68.07	780	100.00
February-2016	1	520,000.00	0.07	520,000.00	5.875	80.00	780	100.00
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Maximum Mortgage Rates of Adjustable-Rate Mortgage Loans

Maximum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
9.500 - 9.999	4	1,759,760.75	0.22	439,940.19	4.844	65.17	751	82.99
10.000 - 10.499	12	3,411,705.23	0.43	284,308.77	5.286	72.13	739	81.07
10.500 - 10.999	120	36,432,823.34	4.62	303,606.86	5.738	71.95	716	96.92
11.000 - 11.499	243	79,009,820.53	10.01	325,143.29	6.045	74.39	715	93.39
11.500 - 11.999	502	145,254,869.70	18.41	289,352.33	6.456	76.88	697	94.05
12.000 - 12.499	333	99,289,804.10	12.58	298,167.58	6.727	77.48	687	91.05
12.500 - 12.999	249	76,935,788.85	9.75	308,979.07	7.106	79.64	683	87.56
13.000 - 13.499	97	27,380,358.79	3.47	282,271.74	7.545	82.06	678	71.57
13.500 - 13.999	100	27,283,601.82	3.46	272,836.02	7.933	83.65	656	49.84
14.000 - 14.499	46	10,629,366.09	1.35	231,073.18	8.281	84.50	641	46.18
14.500 - 14.999	24	5,031,734.29	0.64	209,655.60	8.728	90.24	653	53.23
15.000 - 15.499	5	995,239.87	0.13	199,047.97	9.116	85.73	612	n/a
15.500 - 15.999	2	309,296.11	0.04	154,648.06	9.544	93.26	641	65.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Minimum Mortgage Rates of Adjustable-Rate Mortgage Loans

Minimum Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
2.000 - 2.499	1,034	294,095,362.73	37.28	284,424.92	6.687	77.00	700	91.61
2.500 - 2.999	237	76,649,785.42	9.71	323,416.82	6.278	76.60	698	92.96
3.000 - 3.499	80	25,782,638.29	3.27	322,282.98	6.356	71.25	693	93.81
3.500 - 3.999	111	42,678,483.32	5.41	384,490.84	6.484	78.33	715	98.86
4.000 - 4.499	8	3,132,997.41	0.40	391,624.68	6.687	78.57	685	92.69
4.500 - 4.999	4	798,431.81	0.10	199,607.95	7.661	80.00	702	70.52
5.500 - 5.999	8	2,512,913.14	0.32	314,114.14	6.258	74.65	683	68.84
6.000 - 6.499	25	8,374,983.51	1.06	334,999.34	6.281	77.38	639	64.69
6.500 - 6.999	56	16,733,865.25	2.12	298,819.02	6.770	82.04	644	60.90
7.000 - 7.499	45	12,188,587.62	1.54	270,857.50	7.175	82.93	655	64.62
7.500 - 7.999	65	16,396,598.73	2.08	252,255.37	7.718	83.80	637	40.97
8.000 - 8.499	36	8,585,196.29	1.09	238,477.67	8.220	84.62	631	39.17
8.500 - 8.999	21	4,489,789.97	0.57	213,799.52	8.642	89.60	649	59.65
9.000 - 9.499	5	995,239.87	0.13	199,047.97	9.116	85.73	612	n/a
9.500 - 9.999	2	309,296.11	0.04	154,648.06	9.544	93.26	641	65.12
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Collateral Tables – Group I

Initial Periodic Rate Caps of Adjustable-Rate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
0.000-0.999	2	434,325.00	0.06	217,162.50	5.934	80.00	683	100.00
1.000-1.999	15	5,753,165.30	0.73	383,544.35	5.780	65.42	718	92.96
2.000-2.999	29	8,825,354.60	1.12	304,322.57	5.973	74.58	714	90.62
3.000-3.999	564	173,988,685.18	22.05	308,490.58	6.650	78.93	682	78.68
5.000-5.999	1,064	303,132,335.87	38.42	284,898.81	6.773	77.34	696	91.25
6.000-6.999	63	21,590,303.52	2.74	342,703.23	6.208	73.90	719	99.20
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Subsequent Periodic Rate Caps of Adjustable-Rate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed	891	275,260,569.70	34.89	308,934.42	6.121	66.92	716	46.95
0.000-0.999	2	434,325.00	0.06	217,162.50	5.934	80.00	683	100.00
1.000-1.999	1,734	513,060,947.06	65.03	295,882.90	6.683	77.56	693	87.37
2.000-2.999	1	228,897.41	0.03	228,897.41	6.250	80.00	668	n/a
Total	2,628	$788,984,739.17	100.00%	$300,222.50	6.486%	73.85%	701	73.25%

Group II Collateral Summary
Collateral statistics for the Mortgage Loans listed below are as of the Cut-off Date
	Summary		Ranges (if applicable)
Total Number of Loans	429
Total Outstanding Loan Balance	$145,226,751.56
Average Loan Principal Balance	$338,523.90		$52,377.85 - $1,247,383.59
WA Coupon	6.125%		5.000% - 8.750%
WA Remaining Term (mo.)	354		176 – 359
WA Original LTV	65.32%		11.33% - 100.00%
WA Original CLTV*	69.64%		11.33% - 100.00%
WA FICO	719		617 – 817
WA Seasoning (mo.)	3		1 – 6
1st Liens	100.00%
Silent Second (%)	26.47%
Loan Type
ARM	0.00%
Fixed	100.00%
Geographic Distribution (> 5%)
	California	69.76%
	New York	6.43%

ARM Characteristics	N/A
WA Gross Margin	N/A
WA Initial Periodic Cap	N/A
WA Subsequent Periodic Cap	N/A
WA Lifetime Maximum Rate	N/A
WA Lifetime Minimum Rate	N/A

*Combined Loan-to-Value includes Silent Seconds

Collateral Tables – Group II

Original Principal Balances of Mortgage Loans

Original Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
50,000.01 - 75,000.00	9	585,264.96	0.40	65,029.44	7.505	58.88	685	35.37
75,000.01 - 100,000.00	10	858,115.87	0.59	85,811.59	7.010	57.60	717	9.54
100,000.01 - 125,000.00	23	2,635,788.29	1.81	114,599.49	6.654	61.55	703	44.11
125,000.01 - 150,000.00	31	4,330,722.79	2.98	139,700.74	6.630	57.60	698	31.58
150,000.01 - 175,000.00	24	3,934,580.07	2.71	163,940.84	6.452	66.93	716	37.43
175,000.01 - 200,000.00	28	5,286,238.50	3.64	188,794.23	6.604	65.55	699	40.35
200,000.01 - 225,000.00	27	5,693,615.78	3.92	210,874.66	6.448	63.28	702	47.95
225,000.01 - 250,000.00	19	4,511,163.02	3.11	237,429.63	6.301	66.24	692	42.32
250,000.01 - 275,000.00	27	7,099,433.97	4.89	262,942.00	6.563	66.81	702	48.10
275,000.01 - 300,000.00	23	6,632,134.90	4.57	288,353.69	6.456	68.14	719	43.43
300,000.01 - 325,000.00	16	4,990,549.59	3.44	311,909.35	6.272	67.58	694	43.69
325,000.01 - 350,000.00	19	6,432,621.18	4.43	338,559.01	6.060	67.25	711	52.80
350,000.01 - 375,000.00	19	6,917,727.24	4.76	364,090.91	6.039	67.00	731	47.38
375,000.01 - 400,000.00	16	6,232,813.13	4.29	389,550.82	5.828	66.77	722	43.41
400,000.01 - 417,000.00	5	2,063,195.39	1.42	412,639.08	6.077	67.91	714	40.37
417,000.01 - 500,000.00	53	24,074,058.24	16.58	454,227.51	5.995	65.58	720	41.18
500,000.01 -1,000,000.00	78	50,561,345.05	34.82	648,222.37	5.923	64.90	728	46.79
> 1,000,000.01	2	2,387,383.59	1.64	1,193,691.80	5.571	61.24	778	47.75
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Principal Balances of Mortgage Loans as of the Cut-off Date

Principal Balance ($)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
50,000.01 - 75,000.00	9	585,264.96	0.40	65,029.44	7.505	58.88	685	35.37
75,000.01 - 100,000.00	10	858,115.87	0.59	85,811.59	7.010	57.60	717	9.54
100,000.01 - 125,000.00	23	2,635,788.29	1.81	114,599.49	6.654	61.55	703	44.11
125,000.01 - 150,000.00	31	4,330,722.79	2.98	139,700.74	6.630	57.60	698	31.58
150,000.01 - 175,000.00	24	3,934,580.07	2.71	163,940.84	6.452	66.93	716	37.43
175,000.01 - 200,000.00	29	5,486,184.07	3.78	189,178.76	6.605	64.98	697	38.88
200,000.01 - 225,000.00	26	5,493,670.21	3.78	211,295.01	6.442	63.76	704	49.69
225,000.01 - 250,000.00	19	4,511,163.02	3.11	237,429.63	6.301	66.24	692	42.32
250,000.01 - 275,000.00	27	7,099,433.97	4.89	262,942.00	6.563	66.81	702	48.10
275,000.01 - 300,000.00	23	6,632,134.90	4.57	288,353.69	6.456	68.14	719	43.43
300,000.01 - 325,000.00	16	4,990,549.59	3.44	311,909.35	6.272	67.58	694	43.69
325,000.01 - 350,000.00	19	6,432,621.18	4.43	338,559.01	6.060	67.25	711	52.80
350,000.01 - 375,000.00	19	6,917,727.24	4.76	364,090.91	6.039	67.00	731	47.38
375,000.01 - 400,000.00	16	6,232,813.13	4.29	389,550.82	5.828	66.77	722	43.41
400,000.01 - 417,000.00	6	2,479,285.61	1.71	413,214.27	5.959	67.38	725	33.60
417,000.01 - 500,000.00	52	23,657,968.02	16.29	454,960.92	6.006	65.59	719	41.90
500,000.01 -1,000,000.00	78	50,561,345.05	34.82	648,222.37	5.923	64.90	728	46.79
> 1,000,000.01	2	2,387,383.59	1.64	1,193,691.80	5.571	61.24	778	47.75
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Current Mortgage Rates of Mortgage Loans

Mortgage Rates (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
50.00 - 5.499	50	22,697,825.87	15.63	453,956.52	5.272	57.42	743	26.32
5.500 - 5.999	89	41,420,658.45	28.52	465,400.66	5.605	60.38	735	47.97
6.000 - 6.499	100	31,772,663.25	21.88	317,726.63	6.237	66.79	710	43.52
6.500 - 6.999	132	36,313,175.81	25	275,099.82	6.657	69.97	703	54.65
7.000 - 7.499	29	7,502,023.67	5.17	258,690.47	7.208	76.28	692	37.21
7.500 - 7.999	17	3,381,722.43	2.33	198,924.85	7.681	81.40	688	63.63
8.000 - 8.499	6	1,064,701.36	0.73	177,450.23	8.093	81.60	654	n/a
8.500 - 8.999	6	1,073,980.72	0.74	178,996.79	8.527	79.43	697	n/a
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Original Term to Maturity of Mortgage Loans

Original Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 – 180	9	1,982,310.60	1.36	220,256.73	6.042	62.72	697	n/a
181 – 240	3	857,927.28	0.59	285,975.76	5.562	67.33	764	n/a
241 – 360	417	142,386,513.68	98.04	341,454.47	6.130	65.35	719	45.27
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Stated Remaining Term to Maturity of Mortgage Loans

Remaining Term (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
120 - 180	9	1,982,310.60	1.36	220,256.73	6.042	62.72	697	n/a
181 - 240	3	857,927.28	0.59	285,975.76	5.562	67.33	764	n/a
241 - 360	417	142,386,513.68	98.04	341,454.47	6.130	65.35	719	45.27
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Seasoning of Mortgage Loans

Seasoning (mos)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
0 – 6	429	145,226,751.56	100.00	338,523.90	6.125	65.32	719	44.39
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

ORIGINAL LOAN-TO-VALUE Ratios of Mortgage Loans

ORIGINAL LTVs (%)	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
00.01 - 25.00	12	2,090,409.27	1.44	174,200.77	5.919	18.41	753	20.07
25.01 - 30.00	6	1,337,935.55	0.92	222,989.26	5.761	28.03	714	55.31
30.01 - 35.00	7	1,511,755.23	1.04	215,965.03	5.867	32.41	723	42.63
35.01 - 40.00	11	3,539,383.32	2.44	321,762.12	5.902	37.45	735	5.79
40.01 - 45.00	9	3,064,380.24	2.11	340,486.69	5.557	42.80	762	50.08
45.01 - 50.00	26	8,031,580.14	5.53	308,906.93	5.956	48.17	702	17.74
50.01 - 55.00	30	10,581,792.77	7.29	352,726.43	5.856	52.89	720	29.00
55.01 - 60.00	51	22,933,759.19	15.79	449,681.55	5.791	58.26	721	55.96
60.01 - 65.00	70	26,547,167.98	18.28	379,245.26	5.858	64.04	725	32.18
65.01 - 70.00	28	6,395,458.99	4.40	228,409.25	6.215	68.73	724	51.58
70.01 - 75.00	25	8,468,886.98	5.83	338,755.48	6.227	73.02	715	68.80
75.01 - 80.00	140	47,767,079.78	32.89	341,193.43	6.518	79.36	713	52.31
80.01 - 85.00	5	1,385,813.67	0.95	277,162.73	6.871	84.66	655	n/a
85.01 - 90.00	4	468,249.30	0.32	117,062.33	7.120	89.99	699	n/a
90.01 - 95.00	3	603,649.15	0.42	201,216.38	6.897	95.00	692	72.22
95.01 – 100.00	2	499,450.00	0.34	249,725	7.331	100.00	733	100.00
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Occupancy Status of Mortgage Loans

Occupancy Status	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Investor	46	8,507,324.93	5.86	184,941.85	6.610	61.63	724	38.65
Owner Occupied	374	134,157,686.09	92.38	358,710.39	6.088	65.65	718	43.82
Second Home	9	2,561,740.54	1.76	284,637.84	6.468	60.64	708	93.08
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Property Type of Mortgage Loans

Property Types	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
2-4 Family	24	6,482,039.34	4.46	270,084.97	6.916	63.40	701	27.42
Condominium	28	7,563,126.18	5.21	270,111.65	6.057	62.18	709	44.93
PUD	72	27,112,347.88	18.67	376,560.39	5.953	67.59	728	49.42
Single Family	305	104,069,238.16	71.66	341,210.62	6.126	65.08	718	44.09
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Loan Purpose of Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Cash Out Refinance	254	87,238,358.17	60.07	343,458.10	6.036	62.57	714	42.38
Purchase	112	34,611,803.62	23.83	309,033.96	6.537	75.36	719	53.93
Rate/Term Refinance	63	23,376,589.77	16.10	371,056.98	5.847	60.74	734	37.73
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Document Type of Mortgage Loans

Document Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Full Documentation	82	28,248,779.77	19.45	344,497.31	6.110	71.90	734	39.28
No Income/No Asset	149	58,222,702.13	40.09	390,756.39	5.832	57.15	723	37.06
No Ratio	31	10,259,614.24	7.06	330,955.30	6.309	68.85	710	67.30
Stated/Stated	64	16,909,543.52	11.64	264,211.62	6.368	65.95	695	50.56
Stated Income	103	31,586,111.90	21.75	306,661.28	6.490	73.03	712	51.71
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Product Type of Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
FIXED	241	79,721,662.37	54.89	330,795.28	6.086	62.90	719	n/a
FIXED BALL	5	1,043,319.29	0.72	208,663.86	6.906	81.07	658	n/a
FIXED IO	183	64,461,769.90	44.39	352,250.11	6.161	68.07	720	100.00
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Index Type of Mortgage Loans

Index Type	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Fixed Rate	429	145,226,751.56	100.00	338,523.90	6.125	65.32	719	44.39
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Geographic Distribution of Mortgage Loans

State	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
Arizona	13	2,297,994.63	1.58	176,768.82	6.322	69.94	694	51.29
California	262	101,308,025.78	69.76	386,671.85	5.995	62.89	727	44.78
Colorado	4	837,241.99	0.58	209,310.50	6.443	78.32	663	80.04
Connecticut	3	1,311,098.24	0.90	437,032.75	7.203	76.52	664	59.76
Florida	14	3,211,659.59	2.21	229,404.26	5.760	66.19	746	15.48
Georgia	17	3,290,822.68	2.27	193,577.80	6.408	78.58	723	70.21
Hawaii	7	3,628,293.23	2.50	518,327.60	5.900	59.31	686	n/a
Idaho	1	74,000.00	0.05	74,000.00	6.875	67.27	686	100.00
Illinois	4	1,702,552.53	1.17	425,638.13	5.309	64.09	755	46.99
Indiana	1	142,141.84	0.10	142,141.84	6.500	80.00	650	n/a
Maryland	1	92,968.16	0.06	92,968.16	7.750	70.00	701	n/a
Massachusetts	2	245,365.92	0.17	122,682.96	8.367	75.30	658	n/a
Michigan	1	504,779.26	0.35	504,779.26	6.150	85.00	617	n/a
Minnesota	1	132,896.25	0.09	132,896.25	7.250	70.00	684	n/a
Missouri	6	1,838,236.31	1.27	306,372.72	5.546	57.25	749	27.19
Nevada	3	636,228.42	0.44	212,076.14	6.064	62.70	659	41.65
New Jersey	13	3,726,819.66	2.57	286,678.44	6.902	70.62	671	45.47
New York	27	9,341,308.59	6.43	345,974.39	6.709	69.94	698	37.13
North Carolina	1	194,916.54	0.13	194,916.54	7.625	80.00	662	n/a
Oregon	9	1,768,414.06	1.22	196,490.45	6.630	67.40	692	95.02
Pennsylvania	5	880,538.88	0.61	176,107.78	6.350	73.92	709	16.69
South Carolina	1	159,379.58	0.11	159,379.58	6.625	80.00	802	100.00
Tennessee	1	74,751.45	0.05	74,751.45	6.990	35.15	674	n/a
Texas	5	747,366.35	0.51	149,473.27	7.180	80.03	694	57.80
Utah	5	694,011.77	0.48	138,802.35	6.819	79.36	719	10.09
Virginia	2	554,077.58	0.38	277,038.79	6.679	79.26	694	n/a
Washington	20	5,830,862.27	4.02	291,543.11	6.502	79.55	690	74.90
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Collateral Tables – Group II

Original Prepayment Penalty Term

Original Prepayment Penalty Term	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
1 Year Prepay	33	7,786,473.27	5.36	235,953.74	6.464	65.84	705	48.05
2 Years Prepay	27	7,927,432.30	5.46	293,608.60	6.277	64.84	714	60.52
3 Years Prepay	287	103,166,956.19	71.04	359,466.75	5.959	63.76	722	44.23
5 Years Prepay	6	1,095,741.11	0.75	182,623.52	6.360	79.95	780	85.36
6 Months Prepay	4	1,566,494.61	1.08	391,623.65	6.851	64.56	682	81.49
No Prepayment Penalty	72	23,683,654.08	16.31	328,939.64	6.626	71.52	711	34.13
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

FICO Scores of Mortgage Loans

FICO Scores	Number of Loans	Aggregate Principal Balance as of the Cut-off Date ($)	% of Aggregate Principal Balance as of the Cut-off Date	Average Principal Balance ($)	WA Coupon (%)	WA Original LTV (%)	WA FICO	IO %
601 - 625	9	2,408,467.10	1.66	267,607.46	6.559	70.03	621	38.74
626 - 650	40	10,135,238.73	6.98	253,380.97	6.711	66.57	641	33.80
651 - 675	54	16,826,624.53	11.59	311,604.16	6.365	65.91	663	40.83
676 - 700	91	28,378,578.50	19.54	311,852.51	6.239	66.41	688	57.64
701 - 725	65	21,740,395.88	14.97	334,467.63	6.086	66.88	712	43.71
726 - 750	65	23,105,655.45	15.91	355,471.62	6.154	68.21	739	37.58
751 - 775	49	20,044,546.19	13.80	409,072.37	5.789	62.88	765	37.47
776 - 800	46	19,795,778.40	13.63	430,343.01	5.839	60.37	785	45.84
801 - 825	10	2,791,466.78	1.92	279,146.68	5.527	58.95	811	75.39
Total	429	$145,226,751.56	100.00%	$338,523.90	6.125%	65.32%	719	44.39%

Contacts
BEAR STEARNS & CO. INC. 383 Madison Avenue, 11th Floor New York, New York 10179		Tel: 212-272-2000 Fax:
ABS Banking	Phone / Fax / E-Mail	Home Address / Phone

Matthew Perkins Senior Managing Director	Phone: 212-272-7977 Fax: 917-849-1150 Email: mperkins@bear.com
Josephine Musso Managing Director	Phone: 212-272-6033 Fax: 917-849-1154 Email: jmusso@bear.com
Thomas Durkin Associate Director	Phone: 212-272-5451 Email: tdurkin@bear.com
Nicholas Smith Vice President	Phone: 212-272-1241 Email: nsmith@bear.com
Scott Tabor	Phone: 212-272-5925 Email: gtabor@bear.com

Trading
Scott Eichel Senior Managing Director	Phone: 212-272-5451 Email: seichel@bear.com
Chris Scott Senior Managing Director	Phone: 212-272-5451 Email: cscott@bear.com
Keith Lind Manging Director	Phone: 212-272-5451 Email: klind@bear.com
Syndicate
Carol Fuller Senior Managing Director	Phone: 212-272-4955 Email: cfuller@bear.com
Angela Ward Associate Director	Phone: 212-272-4955 Email: adward@bear.com

Rating Agencies
Standard & Poor’s Errol Arne	Tel: (212) 438-2089 Errol_arne@standardandpoors.com
Moody’s Sang Shin James Huang	Tel: (212) 553-4976 sang.shin@moodys.com Tel: (212) 553-2935 zhiqin.huang@moodys.com